Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BROOKFIELD PROPERTY REIT INC.

The present name of the Corporation is Brookfield Property REIT Inc.  The Corporation was incorporated under the name “New GGP, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 1, 2010, which Certificate of Incorporation was amended and restated, and the name of the Corporation was changed to General Growth Properties, Inc., in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”), by the filing of an Amended and Restated Certificate with the Secretary of State of the State of Delaware on November 9, 2010.  The Amended and Restated Certificate of Incorporation of the Corporation was further amended by a Certificate of Amendment filed January 17, 2017 to change the name of the Corporation to GGP Inc., effective January 27, 2017. The Amended and Restated Certificate of Incorporation of the Corporation was amended and restated by the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 17, 2017. The Second Amended and Restated Certificate of Incorporation of the Corporation was amended and restated by the Third Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on August 27, 2018 to, among other things, change the name of the Corporation to Brookfield Property REIT Inc.  The Third Amended and Restated Certificate of Incorporation of the Corporation was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on August 28, 2018.

In accordance with Sections 242 and 245 of the DGCL, the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (which is referred to herein as the “Corporation”) shall be Brookfield Property REIT Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle.  The name of the Corporation’s registered agent at such address is Corporation Service Company.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.                                    Definitions.  The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time in accordance herewith (the “Certificate of Incorporation”).

“Average Market Capitalization” shall mean, for any period of time, the arithmetic mean of the Market Capitalizations for such period.

“BAM” shall mean Brookfield Asset Management Inc., a corporation organized pursuant to articles of amalgamation under the Business Corporations Act (Ontario) dated January 1, 2005, and shall be deemed to refer to all successors, including, without limitation, by operation of law.

“Beneficial Ownership” shall mean ownership of shares of Capital Stock by a Person, whether the interest in such shares is held directly or indirectly (including by a nominee), and shall include shares of Capital Stock that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own,” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of Section 501(c)(3), Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of subsection G(1) of Article XIV.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“BPY” shall mean Brookfield Property Partners L.P., a Bermuda exempted limited partnership, and shall be deemed to refer to all successors, including, without limitation, by operation of law.

“BPY Distributed Right” shall have the meaning as provided in clause (2) of the definition of “Conversion Factor” below.

“BPY GP” shall mean Brookfield Property Partners Limited, an exempted company existing under the laws of Bermuda.

“BPY Liquidation Event” shall have the meaning as provided in subsection C(4)(a) of Article IV.

“BPY Reference Property” shall have the meaning as provided in subsection C(3)(h) of Article IV.

“BPY Specified Event” shall have the meaning as provided in subsection C(3)(h) of Article IV.

“BPY Unit” shall mean a limited partnership interest in BPY representing a fractional part of all the limited partner interests in BPY, which is designated as a “Unit”, and shall include any limited partnership interest or other equity interest of BPY or any successor to BPY into which such BPY Unit is converted or for which such Unit is exchanged.

“BPY Unit of Reference Property” shall have the meaning as provided in subsection C(3)(h) of Article IV.

“BPY Unit Value” shall mean, with respect to a BPY Unit on a particular date, the market price of a BPY Unit on such date or, if such date is not a Trading Day, the most recent Trading Day.  The market price for each such Trading Day shall be: (i) (A) if the BPY Units are listed on a U.S. National Securities Exchange, the closing price per BPY Unit (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day as reported in composite transactions for such National Securities Exchange or (B) if the BPY Units are listed on a non-U.S. National Securities Exchange, the U.S. dollar equivalent (calculated as of the Close of Business of such date) of the closing price per BPY Unit (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day as reported in composite transactions for such National Securities Exchange; (ii) if the BPY Units are not listed or admitted to trading on any National Securities Exchange, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iii) if the BPY Units are not so quoted, the average of the mid-point of the last bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Corporation for such purpose or (iv) if none of the conditions set forth in clauses (i), (ii) or (iii) is met, then the amount that a holder of one BPY Unit would receive if each of the assets of BPY were sold for its fair market value on such date, BPY were to pay all of its outstanding liabilities and the remaining proceeds were to be distributed to its partners in accordance with the terms of its partnership agreement.

“BPY Units Amount” shall mean, with respect to Tendered Class A Shares, a number of BPY Units equal to the product of (a) the number of Tendered Class A Shares multiplied by (b) the Conversion Factor in effect on the Valuation Date with respect to such Tendered Class A Shares.

“BPR OP” shall mean BPR OP, LP, a Delaware limited partnership, and shall be deemed to refer to all successors, including, without limitation, by operation of law.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time in accordance with the terms of this Certificate of Incorporation and the Bylaws.

“Capital Stock” shall mean the Class A Stock, Class B Stock, Class C Stock and the Preferred Stock.

“Cash Amount” shall mean with respect to Tendered Class A Shares, an amount in cash equal to the product of (a) the BPY Units Amount as of the Exchange Date multiplied by (b) the BPY Unit Value as of the Valuation Date with respect to such Tendered Class A Shares.

“Certificate of Incorporation” shall have the meaning as provided in Section A of Article IV.

“Class A Distributed Right” shall have the meaning as provided in the definition of “Conversion Factor” below.

“Class A Dividend” shall have the meaning as provided in subsection C(1)(a) of Article IV.

“Class A Share” shall mean a share of Class A Stock.

“Class A Shareholder” shall have the meaning as provided in subsection C(3)(a) of Article IV.

“Class A Stock” shall have the meaning as provided in Section B of Article IV.

“Class A Stock Value” shall mean, with respect to a Class A Share on a particular date, the market price of a Class A Share on such date, or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i)  (A) if the Class A Shares are listed on a U.S. National Securities Exchange, the closing price per Class A Share (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day as reported in composite transactions for such National Securities Exchange or (B) if the Class A Shares are listed on a non-U.S. National Securities Exchange, the U.S. dollar equivalent (calculated as of the Close of Business of such date) of the closing price per Class A Share (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day as reported in composite transactions for such National Securities Exchange; (ii) if the Class A Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iii) if the Class A Shares are not so quoted, the average of the mid-point of the last bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Corporation for such purpose or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then the amount that a holder of one Class A Share would receive if each of the assets of the Corporation were sold for its fair market value on such date, the Corporation were to pay all of its outstanding liabilities and the remaining proceeds were to be distributed to its stockholders in accordance with the terms of this Certificate of Incorporation.

“Class B Liquidation Amount” shall have the meaning as provided in subsection C(1)(b) of Article IV.

“Class B Stock” shall have the meaning as provided in Section B of Article IV.

“Class B-1 Stock” shall have the meaning as provided in Section B of Article IV.

“Class B-2 Stock” shall have the meaning as provided in Section B of Article IV.

“Class C Stock” shall have the meaning as provided in Section B of Article IV.

“Close of Business” shall mean 5:00 p.m., New York City time.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commission” shall mean the United States Securities and Exchange Commission.

“Constructive Ownership” shall mean ownership of shares of Capital Stock by a Person whether the interest in such shares is held directly or indirectly (including through a nominee), and shall include shares of Capital Stock that would be treated as owned through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own,” and “Constructively Owned” shall have correlative meanings.

“Constructive Ownership Limit” shall mean 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of Capital Stock, as may be adjusted pursuant to subsection H of Article XIV.

“Conversion Factor” shall mean 1.0; provided that in the event that:

(1)                                 BPY (a) declares or pays a dividend or a distribution on its outstanding BPY Units wholly or partly in BPY Units or makes a distribution to all or substantially all holders of its outstanding BPY Units wholly or partly in BPY Units; (b) splits or subdivides its outstanding BPY Units or (c) effects a reverse unit split or otherwise combines or reclassifies its outstanding BPY Units into a smaller number of BPY Units, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction, (x) the numerator of which shall be the number of BPY Units issued and outstanding as of the Close of Business on the Record Date for such dividend, distribution or Effective Date for such split, subdivision, reverse split, combination, or reclassification as applicable (assuming for such purpose that such dividend, distribution, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of BPY Units (determined without the above assumption) issued and outstanding as of the Close of Business on the Record Date or Effective Date, as applicable, for such distribution, split, subdivision, reverse split, combination or reclassification.

Any adjustment under this clause (1) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.  If such dividend or distribution of the type described in this clause (1) is declared but not so paid or made and will not be so paid or made, the Conversion Factor shall be immediately readjusted, effective as of the date the BPY GP determines not to pay such dividend or distribution, to the Conversion Factor that would be in effect if such dividend or distribution had not been declared.

(2)                                 BPY distributes any rights, options or warrants to all or substantially all holders of its BPY Units to convert into, exchange for or subscribe for or to purchase or to otherwise acquire BPY Units (or other securities or rights convertible into, exchangeable for or exercisable for BPY Units), whether or not any such right, option or warrant is immediately exercisable at a price per unit that is less than the average of the BPY Unit Value of a BPY Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (each a “BPY Distributed Right”), then, as of the Record Date of such BPY Distributed Rights or, if later, the time such BPY Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (a) the numerator of which shall be the number of BPY Units issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such BPY Distributed Rights become exercisable) plus the maximum number of BPY Units deliverable or purchasable under such BPY Distributed Rights and (b) the denominator of which shall be the number of BPY Units issued and outstanding as of the Close of Business on the Record Date plus a fraction (x) the numerator of which is the minimum aggregate purchase price under such BPY Distributed Rights of the maximum number of BPY Units purchasable under such BPY Distributed Rights and (y) the denominator of which is the average of the BPY Unit Value of a BPY Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such BPY Distributed Rights become exercisable); provided, however, that, if any such BPY Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the Record Date of the BPY Distributed Rights, to reflect a reduced maximum number of BPY Units or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (2) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance. To the extent that the BPY Units are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Conversion Factor shall be decreased to the Conversion Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of BPY Units actually delivered.  If such rights, options or warrants are not so issued, the Conversion Factor shall be decreased, effective as of the date the BPY GP determines not to issue such rights, options or warrants, to the Conversion Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle holders of BPY Units to subscribe for or to purchase or to otherwise acquire BPY Units (or other securities or rights convertible into, exchangeable for or exercisable for BPY Units) at a price per unit that is less than the average of the BPY Unit Value of a BPY Unit for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the minimum aggregate purchase price under such BPY Distributed Rights, there shall be taken into account any consideration received by BPY for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the BPY GP.

(3)                                 (A) BPY shall, by dividend or otherwise, distribute to all or substantially all holders of BPY Units evidences of its indebtedness or assets (including securities, but excluding all dividends and distributions paid exclusively in cash, dividends and distributions referred to in subsection (1) or (2) above or any Spin-off referred to in clause 3(B) below) or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (a) the numerator of which shall be the average of the BPY Unit Value of a BPY Unit over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Record Date and (b) the denominator of which shall be the average of the BPY Unit Value of a BPY Unit over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Record Date less the fair market value on the Record Date (as determined by the BPY GP) of the portion of the evidences of indebtedness or assets, rights, options or warrants so distributed applicable to one BPY Unit.

Any adjustment made under this clause (3)(A) will become effective immediately after the Open of Business on the Record Date for such distribution. If such distribution is not paid or made, the Conversion Factor shall be decreased, effective as of the date the BPY GP determines not to pay or make such distribution, to be the Conversion Factor that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if the fair market value (as determined by the BPY GP) of the portion of the evidences of indebtedness or assets, rights, options or warrants distributable to one BPY Unit is equal to or greater than the average BPY Unit Value referenced above in this clause (3)(A), in lieu of the foregoing adjustment, each Class A Shareholder shall receive from the Corporation, in respect of each share of Class A Stock, a distribution of cash payable out of the funds legally available therefor (at the same time as holders of the BPY Units), that in the determination of the Corporation, is comparable as a whole in all material respects with the amount of BPY indebtedness or assets or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities that such holder would have received if such holder owned a number of BPY Units equal to the Conversion Factor in effect on the Record Date.

(B) With respect to an adjustment pursuant to this clause (3) where there has been a Spin-off relating to BPY, the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (a) the numerator of which shall be the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to BPY Unit holders over the Valuation Period plus the average of the BPY Unit Value of a BPY Unit over the Valuation Period and (b) the denominator of which shall be the average of the BPY Unit Value of a BPY Unit over the Valuation Period; provided that, if the Corporation elects to pay cash in lieu of making an adjustment to the Conversion Factor provided by this clause 3(B), the Corporation shall be required to pay and the Class A Shareholders shall be entitled to receive, cash to the Class A Shareholders on the third (3rd) Business Day immediately following the last Trading Day of the Valuation Period in an amount calculated by multiplying the BPY Unit Value on the Record Date by the amount of the incremental increase in the Conversion Factor.

Any adjustment pursuant to this clause (3)(B) will be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Record Date for such Spin-off.  Notwithstanding the foregoing, in respect of any exchange during the Valuation Period, references above to “ten (10) consecutive Trading Days” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-off and the Trading Day immediately preceding the Exchange Date in determining the Conversion Factor.  If any such Spin-off does not occur, the Conversion Factor shall be decreased, effective as of the date the BPY GP determines not to proceed with the Spin-off, to be the Conversion Factor that would then be in effect if such Spin-off had not been pursued.

(4)                                 BPY pays any cash dividend or distribution to all or substantially all holders of BPY Units in excess of any cash dividend or distribution the Corporation pays to all or substantially all Class A Shareholders during any calendar quarter, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (a) the numerator of which is the BPY Unit Value of a BPY Unit on the Trading Day immediately preceding the Record Date and (b) the denominator of which is the BPY Unit Value of a BPY Unit on the Trading Day immediately preceding the Record Date less the Excess Cash for such quarter; provided, however, if and when the Class A Shareholders receive the full amount of the Class A Dividend for the current quarter and all prior periods, then the Conversion Factor shall be decreased to the Conversion Factor that would have been in effect had no Excess Cash been paid.

Any adjustment under this clause (4) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution. If no such excess is or will be actually paid to holders of BPY Units, the Conversion Factor shall be decreased, effective as of the date the BPY GP determines not to make or pay such dividend or distribution, to be the Conversion Factor that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the Excess Cash is equal to or greater than the BPY Unit Value of a BPY Unit on the Trading Day immediately preceding the Record Date, in lieu of the foregoing adjustment, each Class A Shareholder shall receive from the Corporation out of funds legally available therefor, in respect of each share of Class A Stock, at the same time and upon the same terms as holders of the BPY Units, the Excess Cash that such holder would have received if such holder owned a number of BPY Units equal to the Conversion Factor on the Record Date.

(5)                                 BPY or one of its subsidiaries shall make a payment in respect of a tender or exchange offer for the BPY Units, to the extent that the cash and value of any other consideration included in the payment per BPY Unit exceeds the average of the BPY Unit Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date by a fraction (a) the numerator of which shall be the aggregate value of all cash and any other consideration (as determined by the Corporation) paid or payable for BPY Units purchased or exchanged in such tender or exchange offer plus the average of the BPY Unit Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date multiplied by the number of BPY Units issued and outstanding immediately after the Expiration Date (after giving effect to the purchase of all BPY Units accepted for purchase or exchange in such tender or exchange offer, without duplication), and (b) the denominator of which is the number of BPY Units issued and outstanding immediately prior to the Expiration Date (before giving effect to the purchase of the BPY Units accepted for purchase or exchange in such tender or exchange offer) multiplied by the average of the BPY Unit Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any adjustment under this clause (5) will be made at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date and shall be given effect as of the Open of Business on the day next succeeding the Expiration Date.

Notwithstanding the foregoing, in respect of any exchange during the Valuation Period, references above to “ten (10) consecutive Trading Days” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Trading Day immediately preceding the Exchange Date in determining the Conversion Factor.

(6)                                 the Corporation (a) declares or pays a dividend on its outstanding Class A Stock wholly or partly in Class A Shares or makes a distribution to all or substantially all holders of its outstanding Class A Shares wholly or partly in Class A Shares; (b) splits or subdivides its outstanding Class A Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect prior to the Open of Business on the Record Date by a fraction, (x) the numerator of which shall be the actual number of Class A Shares issued and outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution or Effective Date for such split, subdivision, reverse split combination or reclassification, as applicable, without taking into account such dividend, distribution, split subdivision, reverse split combination or reclassification, and (y) the denominator of which shall be the number of Class A Shares issued and outstanding immediately after the Open of Business on the Record Date or Effective Date, as applicable, for such dividend, distribution, split, subdivision, reverse split combination or reclassification (assuming for such purpose that such dividend, distribution, split, subdivision, reverse split combination or reclassification has occurred as of such time).

Any adjustment under this clause (6) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split, subdivision, combination or reclassification, as applicable.  If such dividend or distribution of the type described in this clause (6) is declared but not so paid or made and will not be so paid or made, the Conversion Factor shall be immediately readjusted, effective as of the date the Board of Directors of the Corporation determines not to pay such dividend or distribution, to the Conversion Factor that would be in effect if such dividend or distribution had not been declared;

(7)                                       the Corporation distributes any rights, options or warrants to all or substantially all holders of its Class A Stock to subscribe for or to purchase or to otherwise acquire Class A Shares (or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares) at a price per share that is less than the average of the Class A Stock Value of a Class A Share for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (each a “Class A Distributed Right”), then, as of the Record Date of such Class A Distributed Rights or, if later, the time such Class A Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (a) the numerator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date plus a fraction (x) the numerator of which is the minimum aggregate purchase price under such Class A Distributed Rights of the maximum number of Class A Shares deliverable or purchasable under such Class A Distributed Rights and (y) the denominator of which is the average of the Class A Stock Value of a Class A Share for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such Class A Distributed Rights become exercisable) and (b) the denominator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus the maximum number of shares Class A Stock purchasable under such Class A Distributed Rights; provided, however, that, if any such Class A

Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the Record Date of the Class A Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (7) will be successively made whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance. To the extent that the Class A Stock is not and will not be delivered after the exercise of such rights, options or warrants, the Conversion Factor shall be increased to the Conversion Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Stock actually delivered.  If such rights, options or warrants are not and will not be so issued, the Conversion Factor shall be increased, effective as of the date the Board of Directors of the Corporation determines not to issue such rights, options or warrants, to the Conversion Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle Class A Shareholders to subscribe for or to purchase or to otherwise acquire Class A Stock (or other securities or rights convertible into, exchangeable for or exercisable for Class A Stock) at a price per share that is less than the average of the Class A Stock Value of a share of Class A Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the minimum aggregate purchase price of such shares of Class A Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors; and

Any adjustment to the Conversion Factor shall be calculated up to four (4) decimal places. Within ten (10) Business Days of the effectiveness of any adjustment or readjustment of the Conversion Factor, the Corporation shall make a public announcement of such adjustment or readjustment.

Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with (a) an event described in clauses (1) through (5) above if, in connection with such event, the Corporation makes a distribution of cash, Class A Stock, BPY Units and/or rights, options or warrants to acquire Class A Stock and/or BPY Units with respect to all applicable Class A Stock or effects a reverse split of, or otherwise combines or makes an offer for, the Class A Stock, as applicable, that, in the determination of the Corporation, is comparable as a whole in all material respects with such event or (b) an event described in clauses (6) through (7) above if, in connection with such event, BPY makes a distribution of cash, Class A Stock, BPY Units and/or rights, options or warrants to acquire Class A Stock and/or BPY Units with respect to all applicable BPY Units or effects a reverse split of, or otherwise combines or makes an offer for, the BPY Units, as applicable, that, in the determination of the Corporation, is comparable as a whole in all material respects with such event.

“Corporation” shall have the meaning as provided in Article I of this Certificate of Incorporation.

“Corporation Reference Property” shall have the meaning as provided in subsection C(3)(i) of Article IV.

“Corporation Specified Event” shall have the meaning as provided in subsection C(3)(i) of Article IV.

“Corporation Unit of Reference Property” shall have the meaning as provided in subsection C(3)(i) of Article IV.

“Covered Person” shall have the meaning as provided in Article VII of this Certificate of Incorporation.

“Designated Proxy Firm” shall have the meaning as provided in subsection G(4) of Article XIV.

“DGCL” shall have the meaning as provided in the recitals of this Certificate of Incorporation.

“Dividend Coverage Ratio” shall mean, at any time, a ratio of (a) the Corporation’s funds from operations, as calculated in accordance with the definition of funds from operations used by the National Association of Real Estate Investment Trusts, for the immediately preceding fiscal quarter, to (b) the product of (i) the amount of the most recent regular quarterly distribution declared by BPY on each BPY Unit, times (ii) the number of shares of Class A Stock outstanding at such time.

“Effective Date” shall mean the first date on which the BPY Units or Class A Stock, as applicable, trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant unit or share split, subdivision, reserve split, combination or reclassification, as applicable.

“Excess Cash” shall mean the amount in cash that is equal to the amount of the cash dividend or distribution on a BPY Unit in excess of the cash dividend or distribution on a Class A Share during a quarter.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall mean the date upon which a Tendering Class A Shareholder’s Exchange Right has been satisfied by the delivery of either the Cash Amount or BPY Units Amount to such Tendering Class A Shareholder with respect to its Tendered Class A Shares.

“Exchange Right” shall have the meaning as provided in subsection C(3)(a) of Article IV.

“Expiration Date” shall have the meaning as provided in clause (5) of the definition of “Conversion Factor” above.

“Last Reported Sale Price” shall mean, with respect to a security on a particular date, the market price of such security on such date, or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) (A) if such security is listed on a U.S. National Securities Exchange, the closing price per security (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day as reported in composite transactions for such National Securities Exchange or (B) if such security is listed on a non-U.S. National Securities Exchange, the U.S. dollar equivalent (calculated as of the Close of Business of such date) of the closing price per security (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day as reported in composite transactions for such National Securities Exchange; (ii) if such security is not listed or admitted to trading on any National Securities Exchange, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; or (iii) if such security is not so quoted, the average of the mid-point of the last bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Corporation for such purpose.

“Liquidation Event” shall have the meaning as provided in subsection C(4)(a) of Article IV.

“Market Capitalization” shall mean, for any particular Trading Day, the Class A Stock Value multiplied by the number of shares of Class A Stock outstanding on such Trading Day.

“Market Capitalization Liquidation Event” shall have the meaning as provided in subsection C(4)(a) of Article IV.

“Market Price” on any date shall mean the fair market value of the relevant Capital Stock, as determined in good faith by the Board of Directors.

“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act, any other domestic exchange, whether or not so registered, or the Toronto Stock Exchange.

“Non-Transfer Event” shall mean an event, other than a purported Transfer, that would cause any Person to Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit or Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit.  Non-Transfer Events include, but are not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer, or other disposition of shares of Capital Stock, (ii) the sale, transfer, assignment, or other disposition of any securities or rights convertible into or exchangeable for shares of Capital Stock, (iii) a Person purchasing or otherwise acquiring an interest in a Person which Beneficially Owns shares of Capital Stock, or (iv) a redemption, repurchase, restructuring or similar transaction with respect to a person that Beneficially Owns shares of Capital Stock.

“Notice of Exchange” shall mean a Notice of Exchange substantially in the form set forth on Exhibit A hereto.

“Open of Business” shall mean 9:00 a.m., New York City time.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of subsection G(5) of Article XIV.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock corporation, or other entity.

“Preferred Stock” shall have the meaning as provided in Section B of Article IV.

“Preferred Stock Designation” shall have the meaning as provided in Section D of Article IV.

“Proceeding” shall have the meaning as provided in Article VII.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of subsection B of Article XIV hereof, would (i) Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit (but such Person will be considered a Prohibited Owner only with respect to those shares in excess of the applicable limit), (ii) Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit (but such Person will be considered a Prohibited Owner only with respect to those shares in excess of the applicable limit), (iii) cause the shares of Capital Stock to be beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (iv) cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, or (v) cause the Corporation or any of its Subsidiaries to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, and if appropriate in the context, shall also mean any Person who would own record title to shares of Capital Stock that the Prohibited Owner would have so owned.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of BPY Units and/or Class A Stock have the right to receive any cash, securities, assets or other property or in which BPY Units and/or Class A Stock are exchanged for or converted into any combination of securities, cash, assets or other property, the date fixed for determination of holders of BPY Units and/or Class A Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or the BPY GP, as applicable, or a duly authorized committee thereof, statute, contract or otherwise).

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Requirements” shall mean the requirements contained in Sections 856 through 860 of the Code which must be satisfied in order for the Corporation to qualify as a REIT.

“Restriction Termination Date” shall mean the first day after the date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify as a REIT.

“Rights Agent” shall mean Wilmington Trust, National Association or any successor thereto as rights agent for the Secondary Exchange Amount.

“Rights Agreement” shall mean that certain Rights Agreement, dated as of April 27, 2018, by and between BAM and the Rights Agent as it may be amended or modified from time to time in accordance with the terms thereof.

“Secondary Exchange Amount” shall mean the BPY Units Amount or, at the election of BAM, the Cash Amount, in each case, on the terms and subject to the conditions of the Rights Agreement.

“Secondary Exchange Date” shall mean with respect to any Class A Share, the date that is two (2) Business Days following the applicable Specified Exchange Date with respect to such Class A Share.

“Secondary Exchange Right” shall have the meaning set forth in subsection C(3)(b) of Article IV.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Certificate of Designations” shall mean that certain Certificate of Designations setting forth the powers, designations, preferences and other special rights of the Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware, which Series B Certificate of Designations has been superseded in its entirety by this Fourth Amended and Restated Certificate of Incorporation of the Corporation.

“Series B Preferred Stock” shall have the meaning as provided in Section B of Article IV.

“Shares-in-Trust” shall mean any shares of Capital Stock designated Shares-in-Trust pursuant to subsection B of Article XIV.

“Specified Exchange Date” shall mean, with respect to each Notice of Exchange for which an Exchange Date has not occurred prior thereto, the tenth (10th) Business Day following the delivery of such Notice of Exchange to the Corporation.

“Spin-off” shall mean a payment by BPY of a dividend or other distribution on the equity interests of an entity of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of such entity, that are, or, when issued, will be, listed or admitted for trading on a U.S. National Securities Exchange.

“Stock Ownership Limit” shall mean 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of Capital Stock, as may be adjusted pursuant to subsection H of Article XIV.

“Subsidiary” shall have the meaning set forth in subsection A(4) of Article XIV.

“Tendered Class A Shares” shall have the meaning as provided in subsection C(3)(a) of Article IV.

“Tendering Class A Shareholder” shall have the meaning as provided in subsection C(3)(a) of Article IV.

“Trading Day” shall mean a day on which (a) trading in the BPY Units or Class A Stock, as applicable, generally occurs on a National Securities Exchange or, if the BPY Units or Class A Stock, as applicable, are not then listed on a National Securities Exchange, on the principal other market on which the BPY Units or Class A Stock, as applicable, are then traded and (b) a Last Reported Sale Price for the BPY Units or Class A Stock, as applicable, is available on such securities exchange or market. If the BPY Units or Class A Stock, as applicable, are not so listed or traded, “Trading Day” means a “Business Day.”

“Transfer” (as a noun) shall mean any issuance, sale, transfer, gift, assignment, devise, or other disposition of shares of Capital Stock, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.  “Transfer” (as a verb) shall have the correlative meaning.

“Trust” shall mean any separate trust created pursuant to subsection B of Article XIV and administered in accordance with the terms of subsection G of Article XIV, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any Person or entity that is not an affiliate of either the Corporation or any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

“Valuation Date” shall mean the date of receipt by the Corporation of a Notice of Exchange or, if such date is not a Business Day, the first (1st) Business Day thereafter.

“Valuation Period” shall mean, with respect to any Spin-off, the ten (10) consecutive Trading Day period commencing on, and including, the Record Date of the Spin-off.

“Voting Stock” shall have the meaning as provided in subsection C(2)(e) of Article IV.

“VWAP” shall mean, for any security as of any date, the dollar volume-weighted average price for such security during the relevant period, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BPY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of such security on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation).

B.                                    Classes and Number of Shares.  The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Eleven Billion Five Hundred Million (11,500,000,000) shares, consisting of (i) Five Hundred Million (500,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which, pursuant to Paragraph D of this Article IV, Eleven Million Five Hundred Thousand (11,500,000) shares are designated as “6.375% Series A Cumulative Redeemable Preferred Stock” and Four Hundred Twenty Five Million (425,000,000) are designated as “Series B Preferred Stock”, (ii) Four Billion Five Hundred Seventeen Million Five Hundred Thousand (4,517,500,000) shares of class A stock, par value $0.01 per share (the “Class A Stock”), (iii) Four Billion Five Hundred Seventeen Million Five Hundred Thousand (4,517,500,000) shares of class B-1 stock, par value $0.01 per share (the “Class B-1 Stock”), (iv) Nine Hundred Sixty Five Million (965,000,000) shares of class B-2 stock, par value $0.01 per share (the “Class B-2 Stock”) and (v) One Billion (1,000,000,000) shares of class C stock, par value $0.01 per share (the “Class C Stock”). Except as expressly provided to the contrary in this Certificate of Incorporation, each reference in this Certificate of Incorporation (including Exhibit B, but excluding the Series B Certificate of Designations) to “Class B Stock” shall be deemed, mutatis mutandis, to be a reference to Class B-1 Stock and Class B-2 Stock.

C.                                    Class A Stock, Class B Stock, Series B Preferred Stock  and Class C Stock.  The rights, preferences, privileges, restrictions and other matters relating to the Class A Stock, Class B Stock, Series B Preferred Stock and Class C Stock are as follows:

(1)                                 Dividend Rights.  The holders of Class A Stock, Class B Stock, Series B Preferred Stock and Class C Stock shall be entitled to receive dividends from the Corporation as follows:

(a)                                 Each Class A Shareholder, with respect to a Class A Share, subject to the prior rights of holders of all classes and series of Preferred Stock (other than the Series B Preferred Stock) at the time outstanding having prior rights as to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, the Class A Dividend. The “Class A Dividend” shall mean cumulative dividends per share in a cash amount equal in value to (i) the amount of any dividend or other distribution made on a BPY Unit multiplied by (ii) the Conversion Factor in effect on the date of declaration of such dividend.  The dividends upon the Class A Shares shall, if and to the extent declared by the Board of Directors, be paid in arrears (without interest) on the dividend payment date with respect thereto.  If the full amount of the Class A Dividend is not declared and paid on such dividend payment date, then the Class A Dividend shall accrue and accumulate, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distributions are earned, declared or authorized. The record and payment dates for the dividends or other distributions upon the shares of Class A Stock, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the dividends or other distributions upon the BPY Units.  Any dividend payment made on shares of the Class A Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares of Class A Stock which remains payable.  If, in connection with the exercise of any Class A Shareholder’s Exchange Right, such Tendering Class A Shareholder has not received with respect to its Tendered Class A Shares an amount equal to the Cash Amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3) (or, pursuant to subsection C(3)(b), the BPY Units Amount or the Secondary Exchange Amount), then payment in full of such amount shall be prior and in preference to any dividend or distributions on the Class A Stock, Class B Stock, Series B Preferred Stock and Class C Stock. In addition, if applicable in connection with an adjustment to the Conversion Factor pursuant to clauses (3)(A), (3)(B) or (4) of the definition thereof, the Class A Shareholders do not receive, in respect of each share of Class A Stock, the cash amount pursuant to the last paragraph of such clause (3)(A) or such clause (4) or the proviso in the first paragraph of such clause (3)(B), as the case may be, then payment in full of such cash amount shall be prior and in preference to any dividend or distributions on the Class A Stock, Class B Stock, Series B Preferred Stock and Class C Stock. All Class A Dividends shall be paid prior and in preference to any dividends or distributions on the Class B Stock, Series B Preferred Stock or Class C Stock and shall be fully declared and paid or set aside before any dividends are declared and paid or any other distributions are made on any Class B Stock, Series B Preferred Stock (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof) or Class C Stock. The holders of Class A Stock shall not be entitled to any dividends from the Corporation other than the Class A Dividend.  Any dividends paid to the holders of Class A Shares shall be paid pro rata, on an equal priority, pari passu basis.

(b)                                 Holders of the then outstanding shares of Class B Stock, subject to the prior rights as to dividends of holders of Class A Stock as set forth in subsection C(1)(a) and this subsection C(1)(b) (including the prior rights of holders of Class A Stock as to any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof), shall be entitled to receive cumulative cash dividends (whether or not declared), out of any assets of the Corporation legally available therefor, at the rate of 10.0% per year of the liquidation amount per share until June 25, 2019, and at the rate of 6.5% per year of the liquidation amount per share effective June 26, 2019 and thereafter, with such Class B Liquidation Amount per share equal to $21.39 (the “Class B Liquidation Amount”) (which was the last closing price of a share of the Corporation’s then-outstanding common stock on the New York Stock Exchange on the Trading Day immediately preceding the date that the Series B Certificate of Designations was filed with the Secretary of State of the State of Delaware), which cumulative cash dividends shall begin to accrue on the date that the applicable shares of Class B Stock are issued.  Dividends upon the shares of Class B Stock shall only be paid when, as and if declared by the Board of Directors; however, dividends on the Class B Stock shall accumulate whether or not so declared. Dividends on the Class B Stock shall be cumulative and shall be payable (when, as and if declared by the Board of Directors) quarterly in arrears on a date determined by the Board of Directors; provided, however, that the first payment date (when, as and if declared by the Board of Directors) with respect to dividends on the Class B Stock shall not be before January 15, 2019. Notwithstanding anything herein to the contrary, at the discretion of the Board of Directors, (i) dividends on the Class B-1 Stock may be paid by an in-kind distribution of additional shares of Class B-1 Stock, with a liquidation preference equal to the Class B Liquidation Amount, or of any other class of shares of Capital Stock of the Corporation ranking junior to the Class A Stock, and (ii) dividends on the Class B-2 Stock may be paid by an in-kind distribution of additional shares of Class B-2 Stock, with a liquidation preference equal to the Class B Liquidation Amount, or of any other class of shares of Capital Stock of the Corporation ranking junior to the Class A Stock. The Corporation shall pay dividends on the Class B Stock to holders of record as they appear in the stock records at the Close of Business on the applicable Record Date. The record and payment dates for dividends on shares of Class B Stock shall be such dates that the Board of Directors shall designate for the payment of such dividends.  Notwithstanding anything to the contrary set forth herein, and except for distributions to the holders of shares of the Class B Stock in shares of any other class or series of stock of the Corporation ranking junior to the Class A Stock, the holders of shares of the Class B Stock, as a separate class, shall not be entitled to receive dividends, redemptions or other distributions (payable in cash, assets, property or Capital Stock of the Corporation or otherwise), and no dividends or distributions on the Class B Stock shall be declared or paid or set apart for payment, and no other transfer or distribution of cash, assets or other property may be declared or made, directly or indirectly, on or with respect to, any shares of Class B Stock for any period, nor shall any shares of Class B Stock be redeemed, purchased or otherwise acquired for any consideration (payable in cash, assets, property or Capital Stock of the Corporation or otherwise), nor shall any funds be paid or made available for a sinking fund for the redemption of such shares of Class B Stock, and no other transfer or distribution of cash, assets or other property may be made, directly or indirectly, on or with respect to any shares of Class B Stock by the Corporation, (i) unless and until (A) the Corporation has paid, with respect to each outstanding Class A Share, the aggregate Class A Dividend in the then current dividend period and for any prior dividend periods beginning on the date of issuance of such Class A Share and (B) the Dividend Coverage Ratio is equal to or greater than 1.25:1, (ii) if, in connection with the exercise of any Class A Shareholder’s Exchange Right, such Tendering Class A Shareholder has not received with respect to its Tendered Class A Shares an amount equal to the Cash Amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3) (or, pursuant to subsection C(3)(b), the BPY Units Amount or the Secondary Exchange Amount) or (iii) if applicable in connection with an adjustment to the Conversion Factor pursuant to clauses (3)(A), (3)(B) or (4) of the definition thereof, the Class A Shareholders have not received, in respect of each share of Class A Stock, the cash amount pursuant to the last paragraph of such clause (3)(A) or such clause

(4) or the proviso in the first paragraph of such clause (3)(B), as the case may be. The Corporation shall not declare dividends, redemptions or other distributions on the Class B Stock, or pay or set apart for payment of dividends, redemptions or other distributions on the Class B Stock, if the terms of any of the agreements of the Corporation, including any agreement relating to the indebtedness of the Corporation, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends, redemptions or other distributions on the Class B Stock shall be declared by the Board of Directors or paid or set apart for payment if such declaration or payment is restricted or prohibited by law. Dividends on the Class B Stock shall accrue and accumulate, however, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are declared by the Board of Directors.  When full cumulative dividends are not paid (or the Corporation does not set apart a sum sufficient to pay in full cumulative dividends for all past dividend periods and the current dividend period) upon the Class B Stock and the shares of any other class or series of stock of the Corporation ranking on parity as to dividend rights with the Class B Stock, all dividends declared upon the Class B Stock and any other class or series of stock ranking on parity as to dividend rights with the Class B Stock shall be declared pro rata, so that the ratio of the amount of dividends declared per share of the Class B Stock bearing to that of such other class or series of stock of the Corporation will in all cases be the same as the ratio of the accumulated dividends per share of the Class B Stock bearing to that of such other class or series of stock (which will not include any accrual or accumulation in respect of unpaid dividends for prior dividend periods if such other class or series of stock does not have a cumulative dividend). No interest shall be payable in respect of any dividend payment on the Class B Stock that may be in arrears. Holders of shares of the Class B Stock shall not be entitled to any dividend or other distribution, whether payable in cash, assets, property, or Capital Stock of the Corporation or otherwise, in each case, if such dividend or distribution would be in excess of the full cumulative dividends on the Class B Stock to which they are entitled. Any dividend payment made on shares of the Class B Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

(c)                                  Holders of the then outstanding shares of Series B Preferred Stock, subject to the prior rights as to dividends of holders of Class A Stock and Class B Stock as set forth in subsections C(1)(a), C(1)(b) and this subsection C(1)(c) (including the prior rights of holders of Class A Stock as to any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof), shall be entitled to receive cumulative cash dividends (whether or not declared), out of any assets of the Corporation legally available therefor, at the rate of 10.0% per year of the Class B Liquidation Amount until June 25, 2019, and at the rate of 8.65% per year of the Class B Liquidation Amount effective June 26, 2019 and thereafter, which cumulative cash dividends shall begin to accrue on the date that the applicable shares of Series B Preferred Stock are issued.  Dividends upon the shares of Series B Preferred Stock shall only be paid when, as and if declared by the Board of Directors; however, dividends on the Series B Preferred Stock shall accumulate whether or not so declared.  Dividends on the Series B Preferred Stock shall be cumulative and shall be payable (when, as and if declared by the Board of Directors) quarterly in arrears on a date determined by the Board of Directors; provided, however, that the first payment date (when, as and if declared by the Board of Directors) with respect to dividends on the Series B Preferred Stock shall not be before January 15, 2019. Notwithstanding anything herein to the contrary, at the discretion of the Board of Directors, dividends on the Series B Preferred Stock may be paid by an in-kind distribution of additional shares of Series B Preferred Stock, with a liquidation preference equal to the Class B Liquidation Amount, or of any other class of shares of Capital Stock of the Corporation ranking junior to the Class B Stock. The Corporation shall pay dividends on the Series B Preferred Stock to holders of record as they appear in the stock records at the Close of Business on the applicable Record Date. The record and payment dates for dividends on shares of Series B Preferred Stock shall be such dates that the Board of Directors shall designate for the payment of such dividends.  Notwithstanding anything to the contrary set forth herein, and except for distributions to the holders of shares of the Series B Preferred Stock in shares of any other class or series of stock of the Corporation ranking junior to the Class B Stock, the holders of shares of the Series B Preferred Stock, as a separate class, shall not be entitled to receive dividends, redemptions or other distributions (payable in cash, assets, property or Capital Stock of the Corporation or otherwise), and no dividends or distributions on the Series B Preferred Stock shall be declared or paid or set apart for payment (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof), and no other transfer or distribution of cash, assets or other property may be declared or made, directly or indirectly, on or with respect to, any shares of Series B Preferred Stock for any period, nor shall any shares of Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (payable in cash, assets, property or Capital Stock of the Corporation or otherwise), nor shall any funds be paid or made available for a sinking fund for the redemption of such shares of Series B Preferred Stock, and no other transfer or distribution of cash, assets or other property may be made, directly or indirectly, on or with respect to any shares of Series B Preferred Stock by the Corporation, (i) unless and until (A) the Corporation has paid, with respect to each outstanding Class A Share, the aggregate Class A Dividend in the then current dividend period and for any prior dividend periods beginning on the date of issuance of such Class A Share and (B) the Dividend Coverage Ratio is equal to or greater than 1.25:1, (ii) if, in connection with the exercise of any Class A Shareholder’s Exchange Right, such Tendering Class A Shareholder has not received with respect to its Tendered Class A Shares an amount equal to the Cash Amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3) (or, pursuant to subsection C(3)(b), the BPY Units Amount or the Secondary Exchange Amount),

(iii) if applicable in connection with an adjustment to the Conversion Factor pursuant to clauses (3)(A), (3)(B) or (4) of the definition thereof, the Class A Shareholders have not received, in respect of each share of Class A Stock, the cash amount pursuant to the last paragraph of such clause (3)(A) or such clause (4) or the proviso in the first paragraph of such clause (3)(B), as the case may be, or (iv) the full cumulative dividends on the Class B Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (A) declared and paid in cash or (B) declared and a sum sufficient for the payment thereof in cash is set apart for such payment. The Corporation shall not declare dividends, redemptions or other distributions on the Series B Preferred Stock, or pay or set apart for payment of dividends, redemptions or other distributions on the Series B Preferred Stock (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof), if the terms of any of the agreements of the Corporation, including any agreement relating to the indebtedness of the Corporation, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends, redemptions or other distributions on the Series B Preferred Stock (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof) shall be declared by the Board of Directors or paid or set apart for payment if such declaration or payment is restricted or prohibited by law. Dividends on the Series B Preferred Stock shall accrue and accumulate, however, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are declared by the Board of Directors.  When full cumulative dividends are not paid (or the Corporation does not set apart a sum sufficient to pay in full cumulative dividends for all past dividend periods and the current dividend period) upon the Series B Preferred Stock and the shares of any other class or series of stock of the Corporation ranking on parity as to dividend rights with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other class or series of stock ranking on parity as to dividend rights with the Series B Preferred Stock shall be declared pro rata, so that the ratio of the amount of dividends declared per share of the Series B Preferred Stock bearing to that of such other class or series of stock of the Corporation will in all cases be the same as the ratio of the accumulated dividends per share of the Series B Preferred Stock bearing to that of such other class or series of stock (which will not include any accrual or accumulation in respect of unpaid dividends for prior dividend periods if such other class or series of stock does not have a cumulative dividend). No interest shall be payable in respect of any dividend payment on the Series B Preferred Stock that may be in arrears. Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend or other distribution, whether payable in cash, assets, property, or Capital Stock of the Corporation or otherwise, in each case, if such dividend or distribution would be in excess of the full cumulative dividends on the Series B Preferred Stock to which they are entitled. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

(d)                                 Holders of Class C Stock, subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends (including the holders of Class A Stock, the holders of Class B Stock and the holders of Series B Preferred Stock), shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. The holders of shares of the Class C Stock, as a separate class, shall not be entitled to receive dividends, redemptions or other distributions (payable in cash, assets, property or Capital Stock of the Corporation or otherwise) (i) unless and until (A) the Corporation has paid, with respect to each outstanding Class A Share, the aggregate Class A Dividend in the then current dividend period and for any prior dividend periods beginning on the date of issuance of such Class A Share and (B) the Dividend Coverage Ratio is equal to or greater than 1.25:1, (ii) if, in connection with the exercise of any Class A Shareholder’s Exchange Right, such Tendering Class A Shareholder has not received with respect to its Tendered Class A Shares an amount equal to the Cash Amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3) (or, pursuant to subsection C(3)(b), the BPY Units Amount or the Secondary Exchange Amount), (iii) if applicable in connection with an adjustment to the Conversion Factor pursuant to clauses (3)(A), (3)(B) or (4) of the definition thereof, the Class A Shareholders have not received, in respect of each share of Class A Stock, the cash amount pursuant to the last paragraph of such clause (3)(A) or such clause (4) or the proviso in the first paragraph of such clause (3)(B), as the case may be, or (iv) the full cumulative dividends on the Class B Stock and the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (A) declared and paid in cash or (B) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.  The record and payment dates for dividends on shares of Class C Stock shall be such date that the Board of Directors shall designate for the payment of such dividends.

(2)                                 Voting Rights.

(a)                                 Class A Stock. Except as expressly provided herein (including without limitation the last sentence of paragraph (c) of this subsection (2)), each holder of shares of Class A Stock will be entitled to one vote for each share thereof held at the record date for the determination of stockholders entitled to vote on any matter.  For the avoidance of doubt, a holder of shares of Class A Stock will not be entitled to vote on a liquidation or dissolution or conversion of the Class A Shares in connection with a Market Capitalization Liquidation Event. Notwithstanding the foregoing, the Corporation may not, without (A) the affirmative vote of holders of at least two-thirds of the outstanding shares of Class A Stock not held by BAM, BPY or their controlled affiliates, voting as a class, (i)

amend, alter or repeal the provisions of this Fourth Amended and Restated Certificate of Incorporation of the Corporation so as to adversely affect any right, preference, privilege or voting power of the Class A Stock, or (ii) issue shares of Capital Stock with a preference as to dividends or upon liquidation senior to, or pari passu with, the Class A Stock, other than the 6.375% Series A Cumulative Redeemable Preferred Stock authorized and issued in accordance with the designation, powers, preferences and rights, and qualifications, limitations or restrictions thereof fixed as stated and expressed in Exhibit B attached hereto and incorporated herein by reference; or (B) (1) prior to the second anniversary of the date of the first issuance of Class A Stock, the affirmative vote of holders of at least two-thirds of the outstanding shares of Class A Stock not held by BAM, BPY or their controlled affiliates, voting as a class, and the approval of a majority of the independent directors (within the meaning of the listing standards of the securities exchange on which the Corporation’s securities may then be listed) of the Corporation and (2) from and after the second anniversary of the date of the first issuance of Class A Stock, either (x) the affirmative vote of a majority of outstanding shares of Class A Stock not held by BAM, BPY or their controlled affiliates, voting as a class and the approval of a majority of the independent directors (within the meaning of the listing standards of the securities exchange on which the Corporation’s securities may then be listed) of the Corporation or (y) the affirmative vote of holders of at least two-thirds of the outstanding shares of Class A Stock not held by BAM, BPY or their controlled affiliates, voting as a class, (i) materially amend, modify, or alter the Rights Agreement or (ii) repeal, terminate or waive any rights under the Rights Agreement.

(b)                                 Class B Stock, Series B Preferred Stock and Class C Stock. Except as expressly provided herein (including without limitation the last sentence of paragraph (c) of this subsection (2)), each holder of shares of Class B-1 Stock, Series B Preferred Stock and Class C Stock will be entitled to one (1) vote for each share thereof held at the Record Date for the determination of the stockholders entitled to vote on any matter. Except as otherwise required by law or pursuant to subsection C(2)(d), the shares of Class B-2 Stock shall not entitle the holder thereof to vote on any matter submitted for stockholder approval.

(c)                                  General. Except as otherwise expressly provided herein or as required by law, the holders of Class A Stock, Class B-1 Stock, Series B Preferred Stock and Class C Stock will vote together and not as separate classes. Notwithstanding the foregoing, the Corporation may not, (A) without the affirmative vote of holders of at least two-thirds of the outstanding shares of Class B-1 Stock and Series B Preferred Stock, voting separately as a class, amend, alter or repeal the provisions of this Fourth Amended and Restated Certificate of Incorporation of the Corporation so as to materially and adversely affect any right, preference, privilege or voting power of the Class B Stock or Series B Preferred Stock, or (B) without the affirmative vote of holders of at least two-thirds of the outstanding shares of Class C Stock, voting separately as a class, amend, alter or repeal the provisions of this Fourth Amended and Restated Certificate of Incorporation of the Corporation so as to materially and adversely affect any right, preference, privilege or voting power of the Class C Stock. Holders of shares of Class B-1 Stock, Series B Preferred Stock and Class C Stock may not vote, whether voting as a single or separate class, to increase the voting power of the Class B-1 Stock, Series B Preferred Stock and Class C Stock, but may, without the vote of holders of the Class A Stock, vote to reduce the voting power of the Class B-1 Stock, Series B Preferred Stock and Class C Stock.

(d)                                 Authorized Shares. The number of authorized shares of any of Class A Stock, Class B-1 Stock, Class B-2 Stock, Series B Preferred Stock and Class C Stock may not be increased or decreased except by the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock, Class B-1 Stock, Class B-2 Stock, Series B Preferred Stock and Class C Stock, respectively, each voting separately as a class. Notwithstanding the foregoing, with respect to each of Class A Stock, Class B-1 Stock, Class B-2 Stock, Series B Preferred Stock and Class C Stock, in no event shall the authorized number of shares of such Capital Stock be less than the number of the then outstanding shares of such Capital Stock.

(e)                                  Election of Directors. Subject to any rights of the holders of any series of Preferred Stock (other than the Series B Preferred Stock) to elect directors under specified circumstances, the holders of the outstanding shares of Class A Stock, Class B-1 Stock, Series B Preferred Stock and Class C Stock (the “Voting Stock”), voting together as a single class, shall be entitled to elect all directors of the Corporation.

(3)                                 Exchange Rights.

(a)                                 At any time from and after the date of the issuance of the Class A Stock, each holder of one or more Class A Shares (each, a “Class A Shareholder”) shall have the right (the “Exchange Right”) to require the Corporation to repurchase, on or prior to the applicable Specified Exchange Date, all or such portion of the Class A Shares held by such Class A Shareholder specified in a Notice of Exchange delivered to the Corporation by or on behalf of such Class A Shareholder (such Class A Shares being hereafter referred to as “Tendered Class A Shares” and such Class A Shareholder, the “Tendering Class A Shareholder”) for the Cash Amount in accordance with the terms and conditions of this subsection C(3)(a), subject to the terms and conditions of subsection C(3)(b). Upon completion of the repurchase of any Tendered Class A Shares in accordance with this subsection C(3)(a), the Tendering Class A Shareholder shall have no further right, with respect to any Tendered Class A Shares so repurchased, to receive any dividends on Class A Shares with a Record Date on or after the Exchange Date applicable to such Tendered Class A Shares. Any Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Corporation by or on behalf of the Tendering Class A Shareholder. Upon receipt by the Corporation of a Notice of Exchange, the Corporation shall promptly, and, in any event within one (1) Business Day after receipt thereof, deliver to each of BAM and BPY a written notification of the Corporation’s receipt of such Notice of

Exchange setting forth the identity of the Tendering Class A Shareholder and the number of Tendered Class A Shares. The Corporation shall pay to the Tendering Class A Shareholder, in accordance with instructions set forth in the Notice of Exchange to the Tendering Class A Shareholder, at or prior to 11:00 a.m., New York City time, on or prior to the applicable Specified Exchange Date, the Cash Amount with respect to each Tendered Class A Share, but only out of funds legally available therefor, subject to the terms and conditions of subsection C(3)(b).

(b)                                 Notwithstanding the provisions of subsection C(3)(a) above, if a Notice of Exchange has been delivered to the Corporation by or on behalf of a Tendering Class A Shareholder, then BPY or an affiliate of BPY may, in its sole and absolute discretion, elect to satisfy the Corporation’s Exchange Right obligation by exchanging all of the Tendered Class A Shares held by such Tendering Class A Shareholder for the BPY Units Amount and, if BPY or such affiliate of BPY so elects, the Tendering Class A Shareholder shall deliver such Tendered Class A Shares to BPY or such affiliate of BPY on or prior to the applicable Exchange Date, and BPY or such affiliate of BPY shall deliver the BPY Units Amount to such Tendering Class A Shareholder no later than the Close of Business on the applicable Specified Exchange Date. BPY or such affiliate of BPY shall give such Tendering Class A Shareholder, BAM and the Corporation written notice of its election to exercise such right pursuant to this subsection C(3)(b) on or before the Close of Business on the third (3rd) Business Day after the date of the applicable Notice of Exchange. In the event that a Tendering Class A Shareholder has not received, on or prior to 11:00 a.m., New York City time, or the Close of Business, as applicable, on the applicable Specified Exchange Date, with respect to any Tendered Class A Share, either (i) the Cash Amount pursuant to subsection C(3)(a) or (ii) the BPY Units Amount pursuant to this subsection C(3)(b), then, on the terms and subject to the conditions set forth in the Rights Agreement, which the Class A Shareholders shall have a right to enforce, such Tendering Class A Shareholder shall be entitled to receive the Secondary Exchange Amount with respect to each such Tendered Class A Share no later than the applicable Secondary Exchange Date (the “Secondary Exchange Right”) and the Corporation shall send to BAM and to the Rights Agent on the applicable Specified Exchange Date a notice to the effect that the Tendering Class A Shareholder has not received the Cash Amount or the BPY Units Amount and such notice will set forth the identity of the Tendering Class A Shareholder, the number of Tendered Class A Shares, the amounts of such Cash Amount and BPY Units Amount and will be consistent with the definition of “Company Notice” in the Rights Agreement. Notwithstanding the foregoing, until such time as the Tendering Class A Shareholder has received the BPY Units Amount or the Secondary Exchange Amount with respect to any Tendered Class A Share, such Tendering Class A Shareholder shall continue to be entitled to receive the Cash Amount with respect to such Tendered Class A Share pursuant to subsection C(3)(a). The delivery of any BPY Units delivered or to be delivered to a Tendering Class A Shareholder in respect of the BPY Units Amount or the Secondary Exchange Amount, shall be registered with the Commission and, upon delivery, shall be freely tradable by the Tendering Class A Shareholder, and shall be listed for trading on the same National Securities Exchange on which the BPY Units outstanding as of such date are then listed and bear all legends generally applicable to BPY Units, if any. The Corporation shall give prompt notice to BAM and the Rights Agent of any issuance of additional Class A Shares.

(c)                                  All Tendered Class A Shares shall be delivered to the Corporation free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Class A Shares, the Corporation shall be under no obligation to acquire the same. In the event any state or local property transfer tax is payable as a result of the transfer of any Tendered Class A Shares to the Corporation (or its designee) or to BPY or an affiliate of BPY, in each case, pursuant to this subsection C(3), the Corporation will assume and pay such transfer tax. Each Tendering Class A Shareholder shall be required to pay to the Corporation the amount of any tax withholding due upon the exchange of Tendered Class A Shares pursuant to this subsection C(3) and will authorize the Corporation to retain such portion of the Cash Amount as the Corporation reasonably determines is necessary to satisfy its tax withholding obligations. In the event BPY or an affiliate of BPY elects to acquire some or all of the Tendered Class A Shares from a Tendering Class A Shareholder in exchange for the BPY Units Amount, BPY or such affiliate of BPY may elect, in its sole and absolute discretion, to either satisfy the amount of any tax withholding due upon the exchange of Tendered Class A Shares by retaining BPY Units with a fair market value, as reasonably determined by BPY or such affiliate of BPY in good faith, equal to the amount of such obligation, or satisfy such tax withholding obligation using amounts paid by the Corporation, which amounts shall be treated as a loan by the Corporation to the Tendering Class A Shareholder, in each case, unless the Tendering Class A Shareholder, at the Tendering Class A Shareholder’s election, has paid or has made arrangements satisfactory to BPY or such affiliate of BPY, in its sole discretion, to pay, the amount of any such tax withholding. Before making any withholding pursuant to this subsection C(3), the Corporation shall give each Tendering Class A Shareholder within three (3) Business Days after the Corporation’s receipt of a Notice of Exchange from such Tendering Class A Shareholder, notice of the Corporation’s good faith estimate of the amount of any anticipated withholding (together with the legal basis therefor) due upon the exchange of the Tendered Class A Shares subject to such Notice of Exchange, provide the Tendering Class A Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such withholding, and reasonably cooperate with the Tendering Class A Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this subsection C(3); provided that any determination with respect to the withholding shall be made by the Corporation, BPY or an affiliate of BPY, as applicable, in its sole discretion exercised in good faith.

(d)                                 [Reserved.]

(e)                                  Notwithstanding anything herein to the contrary, with respect to any repurchase or exchange pursuant to this subsection C(3): (i) without the consent of the Corporation, each beneficial holder of Class A Shares may not effect the Exchange Right for less than 1,000 shares of Class A Stock (after giving effect to any stock split, reverse stock split or stock combination) or, if the Class A Shareholder holds less than 1,000 shares of Class A Stock (after giving effect to any stock split, reverse stock split or stock combination), all of the Class A Stock held by such Class A Shareholder; and (ii) each Tendering Class A Shareholder shall continue to own each share of Class A Stock subject to any Notice of Exchange, and be treated as a Class A Shareholder with respect to each such share of Class A Stock for all purposes of this Certificate of Incorporation, until such share of Class A Stock has been repurchased in accordance with this subsection C(3) for the Cash Amount, exchanged in accordance with this subsection C(3) for the BPY Units Amount or repurchased or exchanged in accordance with the Rights Agreement for the Secondary Exchange Amount. A Tendering Class A Shareholder shall have no rights as a unitholder of BPY with respect to any BPY Units to be received by such Tendering Class A Shareholder in exchange for Tendered Class A Shares pursuant to this subsection C(3) until the receipt by such Tendering Class A Shareholder of the BPY Units Amount with respect to such Tendered Class A Shares.

(f)                                   All Class A Stock acquired by BPY or an affiliate of BPY pursuant to subsection C(3)(b) of Article IV shall automatically, and without further action required, be converted into fully paid and non-assessable shares of Class B-1 Stock having an aggregate Class B Liquidation Amount equal to the BPY Unit Value of such Tendered Class A Shares as of the date such Tendered Class A Shares are received by BPY or such affiliate of BPY, or, if such date is not a Trading Day, the most recent Trading Day.

(g)                                  All certificates for the Class A Stock shall bear a legend referencing this subsection C(3) of Article IV.

(h)                                 In the case of (i) any recapitalization, reorganization or reclassification, (ii) any consolidation, merger or other combination, (iii) any statutory share exchange or (iv) any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of BPY, taken as a whole, in each case, as a result of which each outstanding BPY Unit would be converted into, or exchanged for, securities, cash, assets or other property (any such event, a “BPY Specified Event” and any such securities, cash, assets or other property, “BPY Reference Property,” and the amount of BPY Reference Property that a holder of one BPY Unit immediately prior to such BPY Specified Event would have been entitled to receive upon the occurrence of such BPY Specified Event, a “BPY Unit of Reference Property”), the Class A Stock shall be, effective immediately prior to the effective time of the BPY Specified Event, automatically repurchased, but only out of funds legally available therefor, for the Cash Amount or, at the election of BPY or an affiliate of BPY in its sole discretion (in either case, as specified in the Corporation’s notice provided for below), exchanged for the BPY Units Amount, payable or deliverable, as the case may be, at the time of the consummation of the BPY Specified Event. At least twenty (20) Business Days prior to the anticipated effective date of the BPY Specified Event, the Corporation shall notify the Class A Shareholders thereof, and BPY or such affiliate of BPY shall notify the Class A Shareholders as to whether BPY or such affiliate of BPY is electing to deliver the BPY Units Amount at the time of the consummation of the BPY Specified Event. If BPY or such affiliate of BPY does not so notify holders, BPY or such affiliate of BPY shall be deemed to have elected not to deliver the BPY Units Amount and the Corporation shall be required to pay the Cash Amount at the time of the consummation of the BPY Specified Event. The Cash Amount, for purposes of this subsection C(3)(h) only, shall (A) in the event the consideration received in the BPY Specified Event is only cash, be calculated using the cash consideration per BPY Unit in the BPY Specified Event or (B) in all other cases, be calculated using the average of the BPY Unit Value of the BPY Units Amount for the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of the BPY Specified Event. If BPY or an affiliate of BPY elects to deliver the BPY Units Amount, Class A Shareholders shall receive, in lieu of each BPY Unit, a BPY Unit of Reference Property at the time of the consummation of the BPY Specified Event. If any Class A Shareholder shall not have received, with respect to any Class A Share, the Cash Amount or the BPY Units Amount pursuant to this subsection C(3)(h), such Class A Shareholder shall be entitled to receive the Secondary Exchange Amount, in the form of BPY Reference Property or, in the sole discretion of BAM, the Cash Amount, in each case as calculated in accordance with this subsection C(3)(h), on the second (2nd) Business Day following the effective date of the BPY Specified Event.

(i)                                     In the case of (i) any recapitalization, reorganization or reclassification, (ii) any consolidation, merger or other combination, (iii) any statutory share exchange or (iv) any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of the Corporation, taken as a whole, in each case, as a result of which each outstanding share of Class A Stock would be converted into, or exchanged for, securities, cash, assets or other property (any such event, a “Corporation Specified Event” and any such securities, cash, assets or other property, “Corporation Reference Property,” and the amount of Corporation Reference Property that a holder of one share of Class A Stock immediately prior to such Corporation Specified Event would have been entitled to receive upon the occurrence of such Corporation Specified Event, a “Corporation Unit of Reference Property”), at least twenty (20) Business Days prior to the anticipated effective date of the Corporation Specified Event, the Corporation shall notify the Class A Shareholders (1) of the Corporation Unit of Reference Property and (2) that such holders may, in lieu of exchanging their shares into Corporation Reference Property, exercise their Exchange Right prior to the effective date of such Corporation Specified Event.

(j)                                    Notwithstanding anything to the contrary set forth herein, no fractional BPY Units shall be issued upon exchange of a share of Class A Stock.

In lieu of any fractional BPY Units to which the Tendering Class A Shareholder would otherwise be entitled, at the election of BPY or an affiliate of BPY, BPY or such affiliate of BPY shall pay an amount in cash equal to the BPY Unit Value on the Trading Day immediately preceding the Exchange Date multiplied by such fraction of a BPY Unit. In lieu of any fractional BPY Units to which the Tendering Class A Shareholder would otherwise be entitled pursuant to the Rights Agreement, the Rights Agent shall pay an amount in cash equal to the BPY Unit Value on the Trading Day immediately preceding the Secondary Exchange Date multiplied by such fraction of a BPY Unit in accordance with the terms and conditions of the Rights Agreement.

(k)                                 Notwithstanding anything to the contrary set forth herein, in the event of the commencement of (i) any case by or against the Corporation under the Bankruptcy Reform Act of 1978, as amended or any similar U.S. federal, state or foreign law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Corporation, any receivership, administration or assignment, arrangement, moratorium or composition with or for the benefit of creditors relating to the Corporation or any similar case or proceeding relative to the Corporation or its creditors, as such, in each case whether or not voluntary, (ii) any liquidation, provisional liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Corporation, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency or (iii) any other proceeding of any type or nature having a substantially similar effect to (i) or (ii) above, each Tendering Class A Shareholder shall be entitled to the Secondary Exchange Right with respect to each Tendered Class A Share by delivering a Notice of Exchange to BPY instead of the Corporation pursuant to subsection C(3)(a) above and BPY may, in its sole and absolute discretion, elect to satisfy the Exchange Right of such Tendering Class A Shareholder, at or prior to 11:00 a.m. New York City time, on the applicable Specified Exchange Date, and no “Company Notice” (as defined in the Rights Agreement) shall be required with respect to the exercise of such Secondary Exchange Right.  For the avoidance of doubt, upon the occurrence of any of the events set forth in this subsection C(3)(k), the Corporation will not be obligated or permitted to deliver the Cash Amount.

(4)                                 Liquidation Rights.

(a)                           Upon any liquidation, dissolution, or winding up of the Corporation or BPR OP, whether voluntary or involuntary (a “Liquidation Event”), in each case, that is not a Market Capitalization Liquidation Event (as defined below) or substantially concurrent with the liquidation, dissolution, or winding up of BPY, whether voluntary or involuntary (a “BPY Liquidation Event”), subject to the prior rights of holders of all classes and series of Preferred Stock (other than the Series B Preferred Stock) at the time outstanding having prior rights upon liquidation and after payment in full to any Tendering Class A Shareholder that has not received with respect to any Tendered Class A Share (i)

at or prior to 11:00 a.m., New York City time, or the Close of Business, as applicable, on the Specified Exchange Date, the amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3), or (ii) at or prior to 11:00 a.m. New York City time, or the Close of Business, as applicable, on the applicable Secondary Exchange Date, the Secondary Exchange Amount, but before any dividend or other distribution, transfer or payment (payable in securities, cash, assets, property or Capital Stock of the Corporation or otherwise) shall be made to the holders of the Class B Stock, Series B Preferred Stock (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof) or Class C Stock, the holders of Class A Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution for each Class A Share then held by them, an amount in cash per Class A Share equal to the BPY Unit Value on the date immediately preceding the public announcement, as adjusted by the Conversion Factor, of said Liquidation Event plus all declared and unpaid dividends on such Class A Share. If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Class A Shares of the foregoing amounts set forth in this subsection C(4)(a) with respect to the Liquidation Event, then such assets (or consideration) shall be distributed among the holders of Class A Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under this subsection C(4)(a).  Upon any BPY Liquidation Event, before any distribution or payment shall be made to the holders of the Class B Stock, Series B Preferred Stock (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof) or Class C Stock, but after payment in full to any Tendering Class A Shareholder that has not received with respect to any Tendered Class A Share (i) at or prior to 11:00 a.m., New York City time, or the Close of Business, as applicable, on the Specified Exchange Date, the amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3), or (ii) at or prior to 11:00 a.m., New York City time, or the Close of Business, as applicable, on the applicable Secondary Exchange Date, the Secondary Exchange Amount, the holders of Class A Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution for each Class A Share then held by them, an amount in cash per Class A Share equal to the same amount as the liquidating distributions in respect of a BPY Unit, as adjusted for the Conversion Factor, as and when such distributions are made in respect of the BPY Units plus all declared and unpaid dividends on such Class A Stock. If, upon any such BPY Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Class A Stock of the foregoing amounts set forth in this subsection C(4)(a) with respect to the BPY Liquidation Event, then such assets (or consideration) shall be distributed among the holders of Class A Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under this subsection C(4)(a). If the Corporation’s Average Market Capitalization over any period of 30 consecutive

Trading Days is less than one billion dollars ($1,000,000,000), the Board of Directors may begin an orderly liquidation of the Corporation’s assets and winding up of the Corporation’s operations (a “Market Capitalization Liquidation Event”).  Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights upon liquidation, but before any distribution or payment shall be made to the holders of the Class B Stock, Series B Preferred Stock (including any dividend, whether declared or not declared, accrued or otherwise cumulated on the Series B Preferred Stock as of or prior to the date hereof), or Class C Stock, but after payment in full to any Tendering Class A Shareholder that has not received with respect to any Tendered Class A Share (i) at or prior to 11:00 a.m., New York City time, or the Close of Business, as applicable, on the Specified Exchange Date, the amount to which such Tendering Class A Shareholder is entitled pursuant to subsection C(3), or (ii) at or prior to 11:00 a.m., New York City time, or the Close of Business, as applicable, on the applicable Secondary Exchange Date, the Secondary Exchange Amount, the holders of Class A Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution for each Class A Share then held by them, an amount in cash per Class A Share equal to the VWAP of a BPY Unit for the 10 Trading Day period immediately following the public announcement of said Market Capitalization Liquidation Event plus all declared and unpaid dividends on such Class A Share.  If, upon any such Market Capitalization Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Class A Shares of the amounts set forth in this subsection C(4)(a) with respect to the Market Capitalization Liquidation Event, such assets (or consideration) shall be distributed among the holders of Class A Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under this subsection C(4)(a).  Notwithstanding the foregoing, in connection with a Market Capitalization Liquidation Event, if BPY or an affiliate of BPY, in its sole and absolute discretion, so elects, in lieu of a cash distribution, BPY or such affiliate of BPY may exchange the outstanding shares of Class A Stock for a number of BPY Units equal to the product of (x) the number of outstanding Class A Shares multiplied by (y) the Conversion Factor in effect on such date. Any such BPY Units delivered shall be registered with the Commission and listed for trading on a National Securities Exchange and bear all legends generally applicable to BPY Units, if any.  The holders of Class A Stock shall not be entitled to any distribution or payment upon a Liquidation Event, BPY Liquidation Event or Market Capitalization Liquidation Event other than as set forth in this subsection C(4)(a).

(b)                                 After the payment of the full amount due to the Class A Stock as set forth in subsection C(4)(a) above upon a liquidation, dissolution or winding up of the Corporation or BPR OP, whether voluntary of involuntary, and whether or not concurrent with the liquidation, dissolution or winding up of BPY, before any distribution or payment shall be made to the holders of the Series B Preferred Stock or Class C Stock, the holders of Class B Stock shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution for each share of Class B Stock then held by them, an amount per share of Class B Stock equal to the Class B Liquidation Amount plus all accrued and unpaid dividends on such Class B Stock. If, upon any such Liquidation Event, BPY Liquidation Event or Market Capitalization Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Class B Stock of the liquidation preference set forth in this subsection C(4)(b), then such assets (or consideration) shall be distributed among the holders of Class B Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under this subsection C(4)(b).

(c)                                  After the payment of the full amount due to the Class B Stock as set forth in subsection C(4)(b) above upon a liquidation, dissolution or winding up of the Corporation or BPR OP, whether voluntary of involuntary, and whether or not concurrent with the liquidation, dissolution or winding up of BPY, before any distribution or payment shall be made to the holders of the Class C Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution for each share of Series B Preferred Stock then held by them, an amount per share of Series B Preferred Stock equal to the Class B Liquidation Amount plus all accrued and unpaid dividends on such Series B Preferred Stock. If, upon any such Liquidation Event, BPY Liquidation Event or Market Capitalization Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference set forth in this subsection C(4)(c), then such assets (or consideration) shall be distributed among the holders of Series B Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under this subsection C(4)(c).

(d)                                 The remaining assets of the Corporation legally available for distribution, if any, shall be distributed on an equal priority, pro rata basis to the holders of Class C Stock.

(5)                                 No Maturity, Sinking Fund or Mandatory Redemption.  Neither the Class B Stock, the Series B Preferred Stock nor the Class C Stock has a maturity date, and the Corporation shall not be required to redeem the Class B Stock, Series B Preferred Stock or Class C Stock at any time.  Neither the Class B Stock, Series B Preferred Stock nor the Class C Stock shall be subject to any sinking fund.

(6)                                 No Preemptive Rights.  No holders of the Class A Stock, Class B Stock or Class C Stock shall, as holders of such stock, have any preemptive rights to purchase or subscribe for any other security of the Corporation.

D.                                    Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series of Preferred Stock (other than the Series B Preferred Stock which was authorized and issued prior to the effectiveness of this Certificate of Incorporation) shall include, but not be limited to, determination of the following:

(1)                                 The designation of the series, which may be by distinguishing number, letter or title.

(2)                                 The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)                                 Whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series.

(4)                                 The redemption provisions and price or prices, if any, for shares of the series.

(5)                                 The terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series.

(6)                                 The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(7)                                 Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(8)                                 Restrictions on the issuance of shares of the same series or of any other class or series.

(9)                                 The voting rights, if any, of the holders of shares of the series.

Pursuant to the authority conferred by this Article IV, the 6.375% Series A Cumulative Redeemable Preferred Stock is hereby provided for, with the number of shares to be included in such series, and the designation, powers, preferences and rights, and qualifications, limitations or restrictions thereof fixed as stated and expressed in Exhibit B attached hereto and incorporated herein by reference.

E.                                     Issuance of Rights to Purchase Securities and Other Property.  Subject to the express rights of the holders of any series of Preferred Stock (other than the Series B Preferred Stock), if any outstanding, but only to the extent expressly set forth in the Preferred Stock

Designation with respect thereto, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of Capital Stock of the Corporation or other securities of the Corporation, at such times, in such amounts, to such persons, for such consideration, with such form and content (including without limitation the consideration for which any shares of Capital Stock of the Corporation or other securities of the Corporation are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate of Incorporation.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws.  The Bylaws may be amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Voting Stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal, such amendment or repeal shall only require the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

ARTICLE VI

A.                                    Subject to the rights of the holders of any series of Preferred Stock (other than the Series B Preferred Stock), if any outstanding, as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws and the DGCL.

B.                                    Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

C.                                    Subject to the rights of the holders of any series of Preferred Stock (other than the Series B Preferred Stock), if any outstanding, with respect to the election of directors under specified circumstances, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class.

D.                                    Notwithstanding the foregoing provisions of this Article VI and any limitations contained in any Preferred Stock Designation, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No change in the number of directors constituting the Board of Directors shall shorten or increase the term of any incumbent director.

ARTICLE VII

The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability entity, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss (including judgments, fines and amounts paid in settlement) suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person (other than proceedings to enforce rights conferred by this Certificate of Incorporation or the Bylaws of the Corporation) only if the commencement of such proceeding was authorized in the specific case by the Board of Directors.  To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation or its subsidiaries with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

ARTICLE VIII

No director shall be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.  Any amendment, modification or repeal of any provision of this Certificate of Incorporation inconsistent with the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE IX

The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws or the DGCL.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE X

Subject to the rights of holders of the Class A Stock set forth in Article IV, the Corporation reserves the right at any time and from time to time to amend, modify or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware in force at such time may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X; provided, however, that any amendment, modification or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, modification or repeal.

ARTICLE XI

Unless otherwise consented to in writing by the Corporation, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XII

Subject to the rights of the holders of any series of Preferred Stock (other than the Series B Preferred Stock) as set forth in a Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders, except that the holders of Class B Stock, Series B Preferred Stock and Class C stock may take action by consent in writing in lieu of a meeting on matters that only the holders of Class B Stock, Series B Preferred Stock or Class C Stock (and/or both classes) are entitled to vote on.  Such action will be deemed taken if the stockholders entitled to cast not less than the minimum number of votes required for the approval of such action deliver their consent in writing or by electronic transmission.

ARTICLE XIII

[Reserved.]

ARTICLE XIV

A.                              Restrictions on Transfers.

(1)                                 Except as provided in subsection F of this Article XIV, from the date hereof and through and including the Restriction Termination Date,

(a)                                 (A) no Person shall Beneficially Own outstanding shares of Capital Stock in excess of the Stock Ownership Limit, and (B) no Person shall Constructively Own outstanding shares of Capital Stock in excess of the Constructive Ownership Limit;

(b)                                 any purported Transfer that, if effective, would result in any Person Beneficially Owning shares of Capital Stock in excess of the Stock Ownership Limit or Constructively Owning shares of Capital Stock in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which otherwise would be Beneficially Owned by such person in excess of the Stock Ownership Limit or Constructively Owned by such Person in excess of the Constructive Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Capital Stock; and

(2)                                 From the date hereof and through and including the Restriction Termination Date, any Transfer that, if effective, would result in shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(3)                                 From the date hereof and through and including the Restriction Termination Date, any Transfer of shares of Capital Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(4)                                 From the date hereof and through and including the Restriction Termination Date, any Transfer of shares of Capital Stock that, if effective, would cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the real property of (i) the Corporation or (ii) any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Corporation (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Capital Stock.

B.                                    Transfers to Trust.

(1)                                 If, notwithstanding the other provisions contained in this Article XIV, at any time after the date hereof and through and including the Restriction Termination

Date, there is a purported Transfer or Non-Transfer Event such that, if effective, any Person would either (A) Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit or (B) Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit (x) except as otherwise provided in subsection F of this Article XIV, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Capital Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Person to Beneficially Own shares of Capital Stock in excess of the Stock Ownership Limit or Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit, as applicable, (y) such number of shares of Capital Stock in excess of the Stock Ownership Limit or the Constructive Ownership Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with the provisions of subsection G of this Article XIV, transferred automatically and by operation of law to the Trust to be held in accordance with subsection G of this Article XIV, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Corporation for registration in the name of the Trustee.  Such transfer to the Trust and the designation of shares as Shares-in-Trust shall be effective as of the Close of Business on the Business Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(2)                                 If, notwithstanding the other provisions contained in this Article XIV, at any time after the date hereof and through and including the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (ii) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or (iii) cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Capital Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or (C) cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of subsection G of this Article XIV, transmitted automatically and by operation of law to the Trust to be held in accordance with subsection G of this Article XIV, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Corporation for registration in the name of the Trustee.  Such transfer to a Trust and the designation of shares as Shares-in-

Trust shall be effective as of the Close of Business on the Business Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

C.                                    Remedies For Breach.  If the Corporation shall at any time determine, after requesting such information as the Corporation determines is relevant, subject to the provisions of subsection E of this Article XIV, that a Transfer has taken place in violation of subsection A of this Article XIV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subsection A of this Article XIV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

D.                                    Notice of Restricted Transfer.  Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subsection A of this Article XIV, or any Person who owned shares of Capital Stock that were transferred to the Trust pursuant to the provisions of subsection B of this Article XIV, shall as promptly as practicable give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

E.                                     Owner Required to Provide Information.  From the date hereof and through and including the Restriction Termination Date, upon reasonable advance written notice by the Corporation by January 30th of each year, every Beneficial Owner or Constructive Owner of more than five percent (5%), or such lower percentages as required pursuant to regulations under the Code (currently Treasury Regulation § 1.857-8(d)), of the outstanding shares of all classes of Capital Stock shall either (A) provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held, or (B) comply with Treasury Regulation § 1.857-9.  Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Stock Ownership Limit and the Constructive Ownership Limit.

F.                                      Exception.  The Board of Directors, in its sole and absolute discretion, may except a Person from the Stock Ownership Limit or the Constructive Ownership Limit if (i) such Person is not (A) an individual for purposes of Code Section 542(a)(2), as modified by Code Section 856(h), or (B) treated as the owner of such stock for purposes of Code Section 542(a)(2), as modified by Code Section 856(h), and the Board of Directors obtains such representations and undertakings from such Person as are necessary to ascertain that no Person’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate subsection A(1), A(2), A(3) or A(4) of this Article XIV, (ii) such Person does not and represents that it will not Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or

Constructive Ownership that would result in the Corporation or any of its Subsidiaries Constructively Owning an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation or a Subsidiary to Constructively Own 10% or more of the ownership interests in such tenant with the result that the Corporation does not satisfy the REIT Requirements), and the Board of Directors obtains such representations and undertakings from such Person as are necessary to ascertain this fact, and (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in subsections A through E of this Article XIV) will result in such shares of Capital Stock that are in excess of the Stock Ownership Limit or the Constructive Ownership Limit, as applicable, being designated as Shares-in-Trust in accordance with the provisions of subsection B of this Article XIV.  In exercising its discretion under this subsection F, the Board of Directors may, but is not required to, obtain a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or desirable in order to maintain the Corporation’s status as a REIT, and, in addition, may obtain such representations and undertakings from a Beneficial Owner or Constructive Owner that it may deem necessary or desirable under the circumstances.

G.                                    Shares-in-Trust.

(1)                                 Trust.  Any shares of Capital Stock transferred to a Trust and designated Shares-in-Trust pursuant to subsection B of this Article XIV shall be held for the exclusive benefit of the Beneficiary.  The Corporation shall name a Beneficiary for each Trust within five (5) days after the date on which the Corporation is made aware of the existence of the Trust.  Any transfer to a Trust, and subsequent designation of shares of Capital Stock as Shares-in-Trust, pursuant to subsection B of this Article XIV shall be effective as of the Close of Business on the Business Day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust.  Shares-in-Trust shall remain issued and outstanding shares of Capital Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Capital Stock of the same class and series.  When transferred to a Permitted Transferee in accordance with the provisions of subsection G(5) of this Article XIV, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(2)                                 Dividend Rights.  The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions with respect to such shares of Capital Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary.  The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that are attributable to any shares of Capital Stock designated as Shares-in-Trust and the Record Date of which was on or after the date that such shares became Shares-in-Trust.  The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, (x) withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of subsection B of this Article XIV, would Constructively Own or

Beneficially Own the Shares-in-Trust, and (y) as soon as reasonably practicable following the Corporation’s receipt or withholding thereof paying over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.

(3)                                 Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Capital Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class or series of shares of Capital Stock.  The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding-up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection G(3) of this Article XIV in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Capital Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Capital Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer.  Any remaining amount in such Trust shall be distributed to the Beneficiary.

(4)                                 Voting Rights.  The Trustee shall be entitled to vote all Shares-in-Trust.  Any vote by a Prohibited Owner as a holder of shares of Capital Stock prior to the discovery by the Corporation that the shares of Capital Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and be void ab initio with respect to such Shares-in-Trust and be recast by the Trustee; provided, however, that, if the Corporation has already taken irreversible corporation action, then the Trustee shall not have the authority to rescind and recast such vote.  The Trustee shall vote all Shares-in-Trust in accordance with the recommendation of the Designated Proxy Firm and shall abstain if no such recommendation has been made.  For the purposes of this subsection (4), the “Designated Proxy Firm” means Institutional Shareholder Services, Inc. or any successor thereto or a nationally recognized proxy advisory firm designated by the vote of a majority of the independent members of the Board of Directors in their discretion from time to time; provided, however, that the independent members of the Board of Directors shall not designate a Designated Proxy Firm after the date on which a meeting of stockholders has been called until after such meeting has been held; provided further, however, that, if such meeting has been adjourned, no designation of a Designated Proxy Firm shall occur until after the date on which such adjourned meeting has been held.  The Prohibited Owner shall be deemed to have given, as of the Close of Business on the Business Day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Capital Stock under subsection B of this Article XIV, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in accordance with this subsection (4).

(5)                                 Designation of Permitted Transferee.  The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust in an orderly fashion so as not to materially adversely affect the Market Price of its Shares-in-Trust.  The Trustee shall designate any Person as a Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Capital Stock so acquired as Shares-in-Trust under subsection B of this Article XIV.  Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subsection G(5), the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Capital Stock, as applicable, (iii) cause the Shares-in-Trust to be cancelled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to subsection G(6) of this Article XIV.

(6)                                 Compensation to Record Holder of Shares of Capital Stock that Become Shares-in-Trust.  Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designations of the Permitted Transferee in accordance with subsection G(5) of this Article XIV or following the acceptance of the offer to purchase such shares in accordance with subsection G(7) of this Article XIV) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Capital Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Capital Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust.  Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to this subsection G(6) shall be distributed to the Beneficiary in accordance with the provisions of subsection G(5) of this Article XIV.  Each Beneficiary and Prohibited Owner waives any and all claims that it may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this subsection G(6), by such Trustee or the Corporation.

(7)                                 Purchase Right in Shares-in-Trust.  Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event), and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  Subject to subsection G(6) of this Article XIV, the

Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to subsection D of this Article XIV.

H.                                   Modification and Limitations on Changes of Limits.

(1)                                 Increase or Decrease in Stock Ownership Limit or Constructive Ownership Limit.  Subject to the limitations provided in subsection H(2) of this Article XIV, the Board of Directors may from time to time increase or decrease the Stock Ownership Limit or the Constructive Ownership Limit; provided, however, that (i) any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease in order for the Corporation to retain REIT status, in which case such decrease shall be effective immediately) and (ii) any decrease may only be made if the Board of Directors reasonably determines that such decrease is advisable to help the Corporation protect its status as a REIT.

(2)                                 Limitation on Changes in Stock Ownership Limit or Constructive Ownership Limit.  Prior to the modification of any Stock Ownership Limit or Constructive Ownership Limit pursuant to subsection H(1) of this Article XIV, the Board of Directors may require such opinions of counsel, affidavits, undertakings, or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

I.                                        Remedies Not Limited.  Nothing contained in this Article XIV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable (i) to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT, and (ii) to ensure compliance with the Stock Ownership Limit or the Constructive Ownership Limit, as applicable.

J.                                        Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article XIV, including any defined term contained herein, the Board of Directors shall have the power to determine the application of the provisions of this Article XIV with respect to any situation based on the facts known to it.  In the event that this Article XIV requires an action by the Board of Directors and this Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is in furtherance of the provisions of this Article XIV.

K.                                    Severability.  If any provision of this Article XIV or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

L.                                     Legend.  Each certificate for shares of Capital Stock shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  No Person may (i) Beneficially Own shares of Capital Stock in excess of 9.9% of the number or value of outstanding shares of Capital Stock (whichever is more restrictive) or Constructively Own shares of Capital Stock in excess of 9.9% of the number or value of outstanding shares of Capital Stock (whichever is more restrictive); (ii) beneficially own shares of Capital Stock that would result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution); (iii) Beneficially Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; or (iv) Constructively Own shares of Capital Stock that would cause the Corporation or any of its Subsidiaries to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code.  Any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing as promptly as practicable.  Any transfer in violation of the above limitations will be void ab initio.  Notwithstanding the foregoing, if the restrictions above are violated, the shares of Capital Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to, and all capitalized terms in this legend have the meanings defined in, the Corporation’s charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.”

ARTICLE XV

In addition to any votes required by applicable law and subject to the express rights of the holders of any series of Preferred Stock, if any outstanding, and notwithstanding anything contained in this Certificate of Incorporation to the contrary, but subject to the rights of holders of Class A Stock set forth in Article IV, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with Articles V, VI(C), VII, XII and this Article XV.

ARTICLE XVI

When the terms of this Certificate of Incorporation refer to a specific agreement or other document or a decision by any body, person or entity to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise provided in this Certificate of Incorporation, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended, restated or supplemented from time to time in accordance with the terms of such agreement or document.

ARTICLE XVII

This Fourth Amended and Restated Certificate of Incorporation shall be effective at 12:01 a.m. (local time in Wilmington, Delaware) on June 26, 2019.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Corporate Secretary this 25th day of June, 2019.

BROOKFIELD PROPERTY REIT INC.

/s/ Michelle L. Campbell
Name:	Michelle L. Campbell
Its:	Secretary

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF BROOKFIELD PROPERTY REIT INC.

Exhibit A

NOTICE OF EXCHANGE

Reference is made to the Fourth Amended and Restated Certificate of Incorporation of Brookfield Property REIT Inc. (the “Charter”).  All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Charter.

The undersigned Class A Shareholder hereby irrevocably (i) exercises its right to require the Corporation to repurchase the Tendered Class A Shares indicated in this Notice of Exchange in accordance with the terms of the Charter and the Exchange Right referred to therein; and (ii) surrenders such Tendered Class A Shares and all right, title and interest therein.  The undersigned hereby represents, warrants, and certifies that the undersigned (a) has, and shall maintain through the time at which the exchange of such Tendered Class A Shares is consummated, marketable and unencumbered title to such Tendered Class A Shares, free and clear of all liens, claims, encumbrances, rights or interests of any other Person; (b) has the full right, power, and authority to exchange and surrender such Tendered Class A Shares as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such exchange and surrender.

The undersigned acknowledges that the Corporation, BAM, the Rights Agent, or the Corporation’s Transfer Agent, American Stock Transfer & Trust Company, LLC (“AST”) will respond to this notice by the deadlines prescribed in the Charter or, if applicable, the Rights Agreement, with delivery instructions for the Tendered Class A Shares.

The Cash Amount, or the BPY Units Amount in the event that BPY or an affiliate of BPY has elected, in its sole and absolute discretion, to satisfy Brookfield Property REIT’s Exchange Right obligation by exchanging the Tendered Class A Shares for the BPY Units Amount, shall be paid or issued, as applicable, in the same name and registration as the Tendered Class A Shares.

Please deliver this Notice of Exchange to AST and the Corporation at the following email addresses or in physical form (with the original being delivered to AST and a copy being delivered to the Corporation)(the date of tender will be deemed to be the date on which this Notice of Exchange is received by AST on behalf of the Corporation, either by email or physical delivery):

AST:	Corporation:

ReorgConversions@astfinancial.com	bprstockconversion@brookfield.onmicrosoft.com

or	or

American Stock Transfer & Trust Company, LLC	Brookfield Property REIT Inc.
6201 15th Avenue	250 Vesey Street, 15th Floor
Brooklyn, New York 11219	New York, New York 10281
Attention: Reorg Group/Brookfield Class A Stock Conversion	Attention: Secretary

Brookfield Property REIT Inc. - Notice of Exchange

Are you a “United States person” as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (which includes a U.S. citizen or resident or corporation or partnership incorporated or organized under the laws of the United States)?                           Yes         ☐                No         ☐

Name of registered holder of Tendered Class A Shares as it appears on the statement of ownership issued by AST:

(Please print account number)

(Please print name)

(Please print address)

(Please print phone number and email address)

(Please print number of Tendered Class A Shares)

Dated:                  ,

Signature

Exhibit A

Exhibit B

AMENDED AND RESTATED DESIGNATIONS, PREFERENCES AND RIGHTS

OF

6.375% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

[Attached hereto]

Exhibit B

AMENDED AND RESTATED

DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

6.375% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF

BROOKFIELD PROPERTY REIT INC.

The Corporation is authorized to issue up to eleven million, five hundred thousand (11,500,000) shares of 6.375% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights (in addition to those otherwise set forth in the Corporation’s Certificate of Incorporation):

1.                                      Designation and Number. The Corporation shall be authorized to issue shares of a series of Preferred Stock designated “6.375% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), which shall consist of 11,500,000 authorized shares.

2.                                      Status of Acquired Shares. All shares of Series A Preferred Stock redeemed, purchased, exchanged, or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation.

3.                                      Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) senior to the Class C Stock, par value $0.01 per share, of the Corporation (the “Class C Stock”), the Series B Preferred Stock, par value $0.01 per share, the Class B-1 Stock, par value $0.01 per share, and the Class B-2 Stock, par value $0.01 per share, of the Corporation (together, the “Class B Stock”), and the Class A Stock, par value $0.01 per share, of the Corporation (the “Class A Stock”) and any other class or series of capital stock established by the Corporation in the future, the terms of which specifically provide that such series ranks junior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon the Corporation’s liquidation, dissolution or winding up, (ii) on parity with any series of preferred stock that the Corporation may establish in the future the terms of which specifically provide that such series ranks on parity with the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon the Corporation’s liquidation, dissolution or winding up, and (iii) junior to any other series of preferred stock established by the Corporation in the future, the terms of which specifically provide that such series ranks senior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon the Corporation’s liquidation, dissolution or winding up (which establishment shall be subject to Section 9 below).

4.                                      Dividends.

(a)                                 The holders of the then outstanding shares of Series A Preferred Stock shall be entitled to cumulative preferential cash dividends (whether or not declared) at the rate of 6.375% per year of the $25.00 liquidation preference per share, which is equivalent to $1.59375 per share of Series A Preferred Stock per year. Dividends shall only be paid when, as and if declared by the Board of Directors, however, dividends shall accumulate whether or not so declared.

(b)                                 Dividends on the Series A Preferred Stock shall accrue and be cumulative from, and including, the date of original issuance and shall be payable (when, as and if declared by the Board of Directors) quarterly in arrears on the first day of January, April, July and October of each year, or, if not a business day, the next succeeding business day (and no interest, additional dividends or other sums shall accrue or accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day). The initial dividend on the Series A Preferred Stock, which shall be paid on April 1, 2013 if declared by the Board of Directors, shall be for less than a full quarter and shall be in the amount of $0.2125 per share. The amount of this initial dividend has been prorated and computed, and the Corporation will prorate and compute any other dividend payable for a partial dividend period, on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A Preferred Stock for each full dividend period shall be computed by dividing the annual dividend rate by four.

(c)                                  The Corporation shall pay dividends to holders of record as they appear in the stock records at the close of business on the applicable dividend record date. The dividend record date shall be the fifteenth day of the calendar month immediately preceding the calendar month in which the related dividend payment date falls, or such other date that the Board of Directors shall designate for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable dividend payment date.

(d)                                 The Corporation shall not declare dividends on the Series A Preferred Stock, or pay or set apart for payment dividends on the Series A Preferred Stock, if the terms of any of the agreements of the Corporation, including any agreement relating to the indebtedness of the Corporation, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends shall be declared by the Board of Directors or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

(e)                                  Dividends on the Series A Preferred Stock shall accrue and accumulate, however, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are declared by the Board of Directors.

(f)                                   Except as described in the next paragraph (g), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sufficient sum set apart for payment for all past dividend periods and the current dividend period:

(i)                                     no dividends (other than dividends in shares of Class C Stock, Class B Stock, Class A Stock or other shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up) may be declared or paid or set aside for payment, and no other distribution may be declared or made, upon the Class C Stock, the Class B Stock, the Class A Stock or any of the Corporation’s other capital stock ranking junior to or on parity with the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up; and

(ii)                                  no shares of Class C Stock, Class B Stock, Class A Stock or any other shares of capital stock of the Corporation ranking junior to or on parity with the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, except by conversion into or exchange for other shares ranking junior to the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up; provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by the Corporation of any shares of capital stock of the Corporation to the extent necessary to preserve the Corporation’s status as a real estate investment trust (“REIT”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”).

(g)                                  When full cumulative dividends are not paid (or the Corporation does not set apart a sum sufficient to pay in full cumulative dividends for all past dividend periods and the current dividend period) upon the Series A Preferred Stock and the shares of any other series of capital stock of the Corporation ranking on parity as to dividend rights with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of capital stock ranking on parity as to dividend rights with the Series A Preferred Stock shall be declared pro rata, so that the amount of dividends declared per share of the Series A Preferred Stock and such other series of capital stock of the Corporation will in all cases bear to each other the same ratio that accumulated dividends per share of the Series A Preferred Stock and such other series of capital stock (which will not include any accrual or accumulation in respect of unpaid dividends for prior dividend periods if such other series of capital stock does not have a cumulative dividend) bear to each other.

(h)                                 No interest shall be payable in respect of any dividend payment on the Series A Preferred Stock that may be in arrears. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of the full cumulative dividends on the Series A Preferred Stock to which they are entitled. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

(i)                                     If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion of the total dividends (as determined for Federal income tax purposes) paid or made available for the year to holders of all classes and series of shares of the capital stock of the Corporation (the “Capital Gains Amount”), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series A Preferred Stock shall be in the same portion that the total dividends paid or made available to the holders of the Series A Preferred Stock for the year bears to the total dividends for the year made with respect to all classes and series of the outstanding shares of capital stock.

5.                                      Liquidation Preference.

(a)                                 Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of the Series A Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders (after payment or provision for all of the debts and other liabilities and subject to the preferential rights of the holders of any future series of preferred stock of the Corporation ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon the liquidation, dissolution or winding up (which establishment shall be subject to Section 9 below)) a liquidation preference of $25.00 per share in cash (or property having a fair market value as determined by the Board of Directors valued at $25.00 per share) plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Class C Stock, Class B Stock, Class A Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to liquidation rights.

(b)                                 If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation are insufficient to make full payment to holders of the Series A Preferred Stock and any other shares of capital stock of the Corporation ranking on parity with the Series A Preferred Stock as to liquidation rights, then holders of the Series A Preferred Stock and holders of shares of such capital stock ranking on parity with the Series A Preferred Stock as to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)                                  Written notice of any such liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given to holders of the Series A Preferred Stock by first-class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, at the address of such holder as it appears on the stock transfer records (or, in the case of Series A Preferred Stock held in global form, in accordance with applicable procedures of The Depository Trust Company (“DTC”)).

(d)                                 After payment of the full amount of the liquidating dividends to which holders of the Series A Preferred Stock are entitled on shares of Series A Preferred Stock, such holders shall not have any right or claim to any of the remaining assets with respect to such shares of Series A Preferred Stock.

(e)                                  The consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall, in each case, not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of the liquidation rights of the Series A Preferred Stock.

6.                                      Redemption.

(a)                                 Optional Redemption.  Except with respect to a Special Optional Redemption and a REIT Qualification Optional Redemption (each as defined below), the Corporation may not redeem the Series A Preferred Stock prior to February 13, 2018. On or after February 13, 2018, the Corporation, at its option, upon giving the notice described in paragraph (4) below, may redeem the Series A Preferred Stock, in whole at any time or in part from time to time, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption (such redemption, an “Optional Redemption”). If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided or provides irrevocable notice of redemption with respect to the Series A Preferred Stock (whether pursuant to an Optional Redemption, REIT Qualification Optional Redemption or Special Optional Redemption), the holders of Series A Preferred Stock shall not have the conversion right described in Section 7 below with respect to the shares of Series A Preferred Stock called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends).

(b)                                 Special Optional Redemption.

(i)                                     Upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption (such redemption, a “Special Optional Redemption”). If, prior to the Change of Control Conversion Date, the Corporation has provided or provides irrevocable notice of redemption with respect to the Series A Preferred Stock (whether pursuant to an Optional Redemption, REIT Qualification Optional Redemption or Special Optional Redemption), the holders of Series A Preferred Stock will not have the conversion right described in Section 7 below with respect to the shares of Series A Preferred Stock called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends).

(ii)                                  A “Change of Control” is when, after the initial delivery of the Series A Preferred Stock, the following have occurred and are continuing:

(1)                                 the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Corporation’s stock entitling that person to exercise more than 50% of the total voting power of all the Corporation’s stock entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2)                                 following the closing of any transaction referred to in the immediately preceding paragraph (1), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE MKT or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(c)                                  Restrictions on Ownership and Transfer; REIT Qualification Optional Redemption.

(i)                                     If the redemption of a holder’s Series A Preferred Stock is required to prevent a violation of the Stock Ownership Limit (as defined in Article XIV of the Corporation’s Certificate of Incorporation), then the Corporation may, at its option, redeem the Series A Preferred Stock of such holder, in such amount required to comply with the Stock Ownership Limit, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared), to, but not including, the date of redemption (such redemption, a “REIT Qualification Optional Redemption”). If, prior to the Change of Control Conversion Date, the Corporation has provided or provides irrevocable notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the optional redemption right, REIT qualification optional redemption right or special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described in Section 7 below with respect to the shares of Series A Preferred Stock called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends).

(d)                                 Redemption Procedures.

(i)                                     If the Corporation elects to redeem the Series A Preferred Stock as described above, the Corporation shall provide to each record holder of the Series A Preferred Stock a notice of redemption not fewer than 30 days nor more than 60 days before the redemption date. The Corporation shall send the notice to the address shown on the Corporation’s share transfer books for each holder or, in the case of Series A Preferred Stock held in global form, in accordance with the applicable procedures of DTC. A failure to give notice of redemption or any defect in the notice or in its provision shall not affect the validity of the redemption of any Series A Preferred Stock, except as to the holder to whom notice was defective. Each notice shall state the following:

(1)                                 the redemption date;

(2)                                 the redemption price and accumulated and unpaid dividends payable on the redemption date;

(3)                                 the number of shares of Series A Preferred Stock to be redeemed;

(4)                                 if fewer than all shares of the Series A Preferred Stock are to be redeemed, the number of shares of the Series A Preferred Stock to be redeemed;

(5)                                 the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

(6)                                 procedures for surrendering non-certificated shares of Series A Preferred Stock for payment of the redemption price;

(7)                                 that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue and accumulate on such redemption date (unless the Corporation defaults in payment of the redemption price and all accumulated and unpaid dividends);

(8)                                 that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock;

(9)                                 in the case of a Special Optional Redemption, that the Series A Preferred Stock is being redeemed pursuant to the special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

(10)                          in the case of a Special Optional Redemption, that the holders of the Series A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control (unless the Corporation defaults in payment of the redemption price and all accumulated and unpaid dividends) and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

(ii)                  If the Corporation redeems fewer than all of the shares of the Series A Preferred Stock, the Corporation shall determine the number of shares to be redeemed. In such circumstances, the shares of the Series A Preferred Stock to be redeemed shall be selected pro rata or in another equitable manner determined by the Corporation and in accordance with the rules of the NYSE or any other securities exchange or quotation system on which the Series A Preferred Stock is then listed, traded or quoted.

(iii)               Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the notice of redemption and redemption procedures, as applicable, must comply with applicable procedures of DTC.

(iv)              If the Corporation has given a notice of redemption and has irrevocably set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A

Preferred Stock called for redemption, then from and after the redemption date (unless the Corporation defaults in payment of the redemption price and all accumulated and unpaid dividends), those shares of Series A Preferred Stock shall be treated as no longer being outstanding, no further dividends shall accrue or accumulate and all other rights of the holders of those shares of Series A Preferred Stock shall terminate. The holders of those shares of Series A Preferred Stock shall retain their right to receive the redemption price for their shares and any accumulated and unpaid dividends through, but not including, the redemption date, without interest.

(v)                 If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, the holders of Series A Preferred Stock at the close of business on a dividend record date shall be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or the default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

(vi)              Notwithstanding the foregoing, unless full cumulative dividends on all shares of the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sufficient sum set apart for payment for all past dividend periods and the then current dividend period, the Corporation may not:

(1)                                 redeem any shares of the Series A Preferred Stock or any class or series of capital stock of the Corporation ranking junior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon liquidation, dissolution or winding up unless the Corporation simultaneously redeems all shares of the Series A Preferred Stock; or

(2)                                 purchase or otherwise acquire directly or indirectly any shares of the Series A Preferred Stock or any other shares of capital stock of the Corporation ranking junior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon liquidation, dissolution or winding up, except by exchange for shares of capital stock ranking junior to the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up;

provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by the Corporation of any shares of capital stock of the Corporation to the extent necessary to preserve the Corporation’s REIT status.

7.                                      Conversion Rights.

(a)                                 Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock as described in Section 6 above, in which case such holder will only have the right with respect to the shares of Series A Preferred Stock not called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series A Preferred Stock subject to such default in payment)) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the

Change of Control Conversion Date into a number of shares of Class A Stock or Class C Stock (whichever class is elected by the holder of Series A Preferred Stock) per share of Series A Preferred Stock (the “Class A Stock Conversion Consideration” and the “Class C Stock Conversion Consideration,” as applicable), which is equal to the lesser of:

(i)                                     the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Class A Stock Price or Class C Stock Price, as applicable (such quotient, the “Conversion Rate”); and

(ii)                                  the product of 2.4679 multiplied by the Adjustment Amount (the “Class A Share Cap”) in the case of shares of Class A Stock and 2.4679 (the “Class C Share Cap”) in the case of shares of Class C Stock, in each case subject to certain adjustments described below.

A share of Series A Preferred Stock shall entitle its holder to convert such share into either, but not both, of Class A Stock or Class C Stock.  If a holder of Series A Preferred Stock makes no election on whether to receive Class A Stock or Class C Stock, such holder shall receive Class A Stock upon conversion in accordance with this paragraph.

“Adjustment Amount” means the sum of (A) the whole number (or fraction) of shares of Class A Stock distributed to a holder of one Cash Electing Share as a result of the payment of the Pre-Closing Dividend and (B) the quotient of (1) the sum of the cash amount received by a holder of one Cash Electing Share as a result of the payment of the Pre-Closing Dividend and the Per Share Merger Consideration, divided by (2) the Parent Common Unit Closing Price.  Capitalized terms in the preceding sentence that are not defined herein having the meaning provided in the Agreement and Plan of Merger dated as of March 26, 2018 by and among Brookfield Property Partners L.P., Goldfinch Merger Sub Corp., and GGP Inc., as amended from time to time.

(b)                                 Each of the Class A Share Cap and the Class C Share Cap, as applicable, is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Class A Stock or Class C Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Class A Stock or Class C Stock, as applicable, as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Class A Stock or Class C Stock, as applicable, that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of the Class A Stock or Class C Stock, as applicable, outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Stock or Class C Stock, as applicable, outstanding immediately prior to such Share Split.

(c)                                  For the avoidance of doubt, subject to the immediately succeeding sentence, (i) the aggregate number of shares of Class A Stock (or equivalent Class A Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed the number of shares of Class A Stock equal to the product of the Class A Share Cap multiplied by 11,500,000 (or equivalent Class A Alternative Conversion Consideration, as applicable) (the “Class A Exchange Cap”) and (ii) the aggregate number of shares of Class C Stock (or equivalent Class C Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 28,380,850 shares of Class C Stock (or equivalent Class C Alternative Conversion Consideration, as applicable) (the “Class C Exchange Cap”).  The Class A Exchange Cap and Class C Exchange Cap are each subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.

(d)                                 In the case of a Change of Control pursuant to which the Class A Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Class A Alternative Form Consideration”), a holder of Series A Preferred Stock shall receive upon conversion of such Series A Preferred Stock, in lieu of receiving Class A Stock, the kind and amount of Class A  Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Class A Stock equal to the Class A Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Class A Alternative Conversion Consideration,” and the Class A Stock Conversion Consideration or the Class A Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Class A Conversion Consideration”). In the case of a Change of Control pursuant to which the Class C Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Class C Alternative Form Consideration”), a holder of Series A Preferred Stock shall receive upon conversion of such Series A Preferred Stock, in lieu of receiving Class C Stock, the kind and amount of Class C Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Class C Stock equal to the Class C Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Class C Alternative Conversion Consideration,” and the Class C Stock Conversion Consideration or the Class C Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Class C Conversion Consideration”).  A share of Series A Preferred Stock shall entitle its holder to elect to receive either, but not both, of the Class A Alternative Conversion Consideration or the Class C Alternative Conversion Consideration with respect to such share of Series A Preferred Stock in accordance with this paragraph, and if no election is made such holder shall receive the Class A Alternative Conversion Consideration.

(e)                                  If the holders of Class A Stock or Class C Stock, as applicable, have the opportunity to elect the form of consideration to be received in the Change of Control, the Class A Conversion Consideration and Class C Conversion Consideration, as applicable, shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of Class A Stock or Class C Stock, as applicable, that voted for such an election (if electing between two types of consideration) or holders of a plurality of the shares of Class A Stock or Class C Stock, as applicable, that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of the Class A Stock or Class C Stock, as applicable, are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(f)                                   The Corporation shall not issue fractional shares of Class A Stock or Class C Stock upon the conversion of the Series A Preferred Stock. Instead, the Corporation shall pay the cash value of such fractional shares.

(g)                                  Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice shall state the following:

(i)                                     the events constituting the Change of Control;

(ii)                                  the date of the Change of Control;

(iii)                               the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

(iv)                              the method and period for calculating the Class A Stock Price and the Class C Stock Price, as applicable;

(v)                                 the Change of Control Conversion Date;

(vi)                              that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides irrevocable notice of the election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless the Corporation defaults in payment of the redemption price and all accumulated and unpaid dividends);

(vii)                           if applicable, the type and amount of Class A Alternative Conversion Consideration or Class C Alternative Consideration, as applicable, entitled to be received per share of Series A Preferred Stock;

(viii)                        the name and address of the paying agent and the conversion agent;

(ix)                              the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right; and

(x)                                 the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.

(h)                                 The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on the website of the Corporation, in any event prior to the opening of business on the first business day following any date on which the Corporation provides the notice described above to the holders of Series A Preferred Stock.

(i)                                     To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent for the Series A Preferred Stock, or, in the case of Series A Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:

(i)                                     the relevant Change of Control Conversion Date;

(ii)                                  the number of shares of Series A Preferred Stock to be converted;

(iii)                               any election to receive Class C Conversion Consideration in lieu of Class A Conversion Consideration; and

(iv)                              that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

(j)                                    The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which shall be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Corporation provides the notice described above to the holders of Series A Preferred Stock.

(k)                                 The “Class A Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Class A Stock is solely cash, the amount of cash consideration per share of Class A Stock or (ii) if the consideration to be received in the Change of Control by holders of Class A Stock is other than solely cash (x) the average of the closing sale prices per share of Class A Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Class A Stock is then traded, (y) the average of the last quoted bid prices for the Class A Stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Class A Stock is not then listed for trading on a U.S. securities exchange, or (z) if there are no such quoted bid prices, the value of a share of Class A Stock as determined in good faith by the Board of Directors.

(l)                                     The “Class C Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Class C Stock is solely cash, the amount of cash consideration per share of Class C Stock or (ii) if the consideration to be received in the Change of Control by holders of Class C Stock is other than solely cash (x) the average of the closing sale prices per share of Class C Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Class C Stock is then traded, (y) the average of the last quoted bid prices for the Class C Stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Class C Stock is not then listed for trading on a U.S. securities exchange, or (z) if there are no such quoted bid prices, the value of a share of Class C Stock as determined in good faith by the Board of Directors.

(m)                             Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent for the Series A Preferred Stock prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

(i)                                     the number of withdrawn shares of Series A Preferred Stock;

(ii)                                  if certificated Series A Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

(iii)                               the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

(n)                                 Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

(o)                                 Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Class A Conversion Consideration or Class C Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided or provides notice of the election to redeem such Series A Preferred Stock, whether pursuant to an Optional Redemption, Special Optional Redemption or REIT Qualification Optional Redemption (in which case the holders of Series A Preferred Stock shall not have the conversion right with respect to the shares of Series A Preferred Stock so called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends). If the Corporation elects to redeem Series A Preferred Stock that would otherwise be converted into the applicable Class A Conversion Consideration or Class C Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date, in accordance with Optional Redemption, Special Optional Redemption or REIT Qualification Optional Redemption.

(p)                                 The Corporation shall deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

(q)                                 In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of Class A Stock, Class C Stock or other property. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock shall be entitled to convert such Series A Preferred Stock into shares of Class A Stock or Class C Stock to the extent that receipt of such Class A Stock or Class C Stock would cause such holder (or any other person) to exceed the Stock Ownership Limit (unless the Corporation provides an exemption from such limitation for such holder).

(r)                                    Except as provided in this Section 7, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

8.                                      No Maturity, Sinking Fund or Mandatory Redemption. The Series A Preferred Stock has no maturity date and the Corporation shall not be required to redeem the Series A Preferred Stock at any time. The Series A Preferred Stock shall not be subject to any sinking fund.

9.                                      Voting Rights.

(a)                                 Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth below or as required by law or the rules of the NYSE or any other securities exchange or quotation system on which the Series A Preferred Stock is then listed, traded or quoted. On any matters in which the Series A Preferred Stock is entitled to vote, each share shall be entitled to one vote.

(b)                                 Whenever dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of the Series A Preferred Stock shall be entitled, voting as a single class together with holders of all other series of the Corporation’s preferred stock upon which voting rights have been conferred and are exercisable (the “Voting Parity Preferred”), to elect a total of two additional directors to the Board of Directors at a special meeting called by the holders of record of at least 10% of the Series A Preferred Stock or at least 10% of any other Voting Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case, such vote shall be held at the earlier of the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting, until all dividends accumulated on the Series A Preferred Stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends has been set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (but subject always to the same provision for the vesting of such voting rights in the case of any future arrearages for six or more quarterly periods (whether or not consecutive)), and if all accumulated dividends and the dividend for the then current period have been paid in full or set aside for payment in full on all series of Voting Parity Preferred, the term of office of each director so elected by the holders of the Series A Preferred Stock and the Voting Parity Preferred shall terminate.

(c)                                  In addition, the Corporation may not, without the affirmative vote of holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock voting separately as a class:

(i)                                     authorize, create or increase the authorized or issued amount of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, or reclassify any authorized capital stock into, or create, authorize or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase, any such senior shares; or

(ii)                                  amend, alter or repeal the provisions of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws of the Corporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof.

(d)                                 However, with respect to any such amendment, alteration or repeal of the provisions of the Certificate of Incorporation (including this Certificate of Designations), whether by merger, consolidation or otherwise, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series A Preferred Stock, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock.

(e)                                  Any increase in the amount of total authorized preferred stock of the Corporation, or any increase in the amount of authorized shares of the Series A Preferred Stock, or any creation, issuance or increase in the amount of authorized shares of any other series of the preferred stock ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock.

10.                               Information Rights.  During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Stock is outstanding, the Corporation shall (i) transmit by mail or otherwise provide (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock as their names and addresses appear in the record books (or otherwise in accordance with the applicable procedures of DTC) and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits, including certifications,  that would have been required) (ii) promptly, upon request, provide copies of such reports to any prospective holder of Series A Preferred Stock. In such case, the  Corporation shall mail (or otherwise provide) the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.

10.                               Preemptive Rights.  No holders of the Series A Preferred Stock shall, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Class A Stock, Class C Stock or any other security.

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